As filed with the Securities and Exchange Commission on October 14, 2004

                                                             Registration No.
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------

                                    FORM F-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------
                             World Heart Corporation
             (Exact name of Registrant as specified in its charter)
                                 Not Applicable
                 (Translation of Registrant's name into English)

           Ontario                                      Not Applicable
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

                             ----------------------
                                 1 Laser Street
                         Ottawa, Ontario K2E 7V1 Canada
                                 (613) 226-4278

   (Address and telephone number of Registrant's principal executive offices)

                             ----------------------
                                World Heart Inc.
                                7799 Pardee Lane
                                Oakland, CA 94621
                                 (510) 563-5000
            (Name, address and telephone number of agent for service)

                             ----------------------
                          Copies of communications to:

                                Kevin Keogh, Esq.
                                White & Case LLP
                           1155 Avenue of the Americas
                            New York, New York 10036
                               Fax: (212) 354-8113

                             ----------------------
        Approximate date of commencement of proposed sale to the public:
     From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_| If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. |X|
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                 ---------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
--------------------------------------------------------------------------------

                         Calculation of Registration Fee
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
                                              Proposed Maximum       Proposed Maximum
Title of Securities to   Amount to be         Price Per Share        Aggregate Offering          Amount of
be Registered            Registered           (1, 2)                 Price (1, 2)                Registration Fee
-----------------------  ----------------   --------------------     --------------------------- -------------------
Common Shares (3)         23,972,446                   $1.18                  $28,287,486.28            $3,584.34
------------------------ ----------------   --------------------     --------------------------- -------------------

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933 on the basis of the average bid and asked price on the Nasdaq as of October 13, 2004.

(2) Pursuant to Rule 416, this Registration Statement also relates to an indeterminate number of additional common shares resulting from stock splits, stock dividends or similar transactions with respect to the common shares being registered hereunder.

(3) Consists of 23,972,446 shares that the registrant is required to register under the terms of a registration rights agreement among the registrant and the selling securityholders in connection with the execution of certain convertible debentures and warrants on September 15, 2004 (this amount represents the common shares currently issuable upon the conversion of these debentures and payment of interest thereon, the common shares underlying the warrants, the common shares issued to a United States agent in connection with the transaction and the common shares underlying the Canadian agent's warrants in connection with the transaction; pursuant to Rule 416 of the Securities Act, the registrant is registering additional common shares as may be offered issued or sold to prevent dilution resulting from stock splits, stock dividends or similar transactions).

PROSPECTUS

                             WORLD HEART CORPORATION

                            23,972,446 Common Shares


--------------------------------------------------------------------------------

          Using this prospectus, the selling securityholders or their transferees may dispose of any of these shares or interests therein as we describe under "Plan of Distribution."

          In the United States, our common shares trade on the Nasdaq National Market ("NASDAQ") under the listing symbol "WHRT." In Canada, our common shares trade on the Toronto Stock Exchange ("TSX") under the listing symbol "WHT." On October 13, 2004, the last reported sale price for the common shares was U.S.$1.18 on NASDAQ and Cdn$1.48 on the TSX.

          We will receive the exercise price of the warrants described in this prospectus to the extent they are exercised. We will not receive any proceeds in connection with the common shares disposed of by the selling securityholders or their transferees, or by the conversion of certain convertible debentures.

          An investment in common shares involves a high degree of risk. Before purchasing any common shares, you should consider carefully the risks described under "Risk Factors" beginning on page 3.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the common shares or determined that this prospectus is complete or accurate. Any representation to the contrary is a criminal offense.

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                                October 14, 2004

                                TABLE OF CONTENTS

                                                                            Page

THE COMPANY....................................................................1
PRESENTATION OF FINANCIAL AND SHARE INFORMATION................................3
RISK FACTORS...................................................................3
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS..............................8
CAPITALIZATION AND INDEBTEDNESS................................................9
USE OF PROCEEDS...............................................................12
PLAN OF DISTRIBUTION..........................................................12
SELLING SECURITYHOLDERS.......................................................14
TAX CONSEQUENCES..............................................................34
MATERIAL CONTRACTS............................................................39
EXPENSES OF THE ISSUE.........................................................43
SHARE CAPITAL.................................................................44
DIVIDENDS.....................................................................46
EXPERTS.......................................................................47
ENFORCEABILITY OF CIVIL LIABILITIES...........................................47
ADDITIONAL INFORMATION........................................................47
WHERE YOU CAN GET MORE INFORMATION............................................48
INCORPORATION OF DOCUMENTS BY REFERENCE.......................................48
LEGAL MATTERS.................................................................49

     You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. You should not assume that the information we have included in this prospectus is accurate as of any date other than the date of this prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since that date.

     This prospectus does not constitute an offer to sell or a solicitation of an offer to purchase common shares by any person in any jurisdiction where it is unlawful to make such an offer or solicitation. The distribution of this prospectus and the offering or sale of the common shares in certain jurisdictions is restricted by law. This prospectus may not be used for, or in connection with, and does not constitute, any offer to, or solicitation by, anyone in any jurisdiction or under any circumstance in which such offer or solicitation is not authorized or is unlawful. Persons into whose possession this prospectus may come are required to inform themselves about and to observe such restrictions.

                                       (i)

                                   THE COMPANY

     World Heart Corporation's (referred to in this prospectus as WorldHeart) business is focused on the development and commercialization of ventricular assist devices (VADs). VADs are mechanical assist devices that can provide an effective treatment for end-stage heart failure by supplementing the circulatory function of the heart by rerouting blood flow through a mechanical pump. There have been more than 10,000 VADs used clinically over the past 10 years.

     WorldHeart was organized in April 1996 to develop a global medical device business through licensed artificial heart and related technology developed by the University of Ottawa Heart Institute Research Corporation, Cardiovascular Devices Division. WorldHeart is currently focused on two VAD technologies: the Novacor(R) LVAS, referred to in this prospectus as Novacor LVAS, and WorldHeart's next-generation VAD. The Novacor LVAS represents WorldHeart's current generation of implantable pulsatile VADs. WorldHeart's next-generation implantable pulsatile VAD is currently under development. WorldHeart's next-generation VAD is being designed to be an affordable, implantable heart assist device to provide long-term pulsatile blood flow to patients suffering from heart failure and to permit the recipient to return to near normal activities. Commercial production of the next-generation VAD is currently planned in Europe for 2008, followed by the United States.

     On June 30, 2000, through World Heart Inc., our wholly owned subsidiary, we acquired the assets and liabilities of Edwards Novacor LLC (referred to in this prospectus as Novacor) from Edwards Lifesciences LLC (referred to in this prospectus as Edwards) for a total purchase price of approximately Cdn$62.5 million pursuant to a contribution agreement dated as of May 24, 2000 between WorldHeart, Edwards, Novacor and World Heart Inc. As a result of this acquisition, WorldHeart began commercial operations with the sale of a left ventricular assist system, Novacor LVAS. Development of Novacor LVAS commenced in 1969 with the objective of developing a long-term circulatory support device and with the focus on an implantable electrically driven pump. Novacor LVAS is commercially available as a bridge to transplantation in Europe, the United States and Canada. In Europe, it is also available as an alternative to transplantation and as a bridge to recovery to support patients who may have an ability to recover use of their natural heart. In Japan, Novacor LVAS is approved for use by cardiac patients at risk of imminent death from non-reversible left ventricular failure for which there is no alternative but a heart transplant. Novacor LVAS has been implanted in 1,500 patients worldwide.

     On July 30, 2004, we received unconditional approval of our Investigational Device Exemption Supplement for the RELIANT (Randomized Evaluation of the Novacor(R) LVAS in a Non-Transplant Population) clinical trial (referred to in this prospectus as the RELIANT Trial) from the U.S. Food and Drug Administration (referred to in this prospectus as "FDA"). The RELIANT Trial will be conducted in up to 40 clinical centers and will enroll up to 390 patients. The data from the RELIANT Trial will support a Premarket Approval Supplement that will request a revision to the indication for use of the Novacor LVAS to include end-stage heart failure patients that are ineligible for cardiac transplantation. The RELIANT Trial randomizes patients who enter the RELIANT Trial to receive either a Novacor LVAS or a HeartMate on a 2:1 ratio. Costs of implants, including device costs, for both Novacor LVAS and HeartMate are eligible for reimbursement by Centers for Medicare and Medicaid Services (referred to in this prospectus as "CMS") on the same basis as is available for reimbursement of HeartMate when used for Destination Therapy treatment outside the RELIANT Trial. On August 3, 2004, the first patient was implanted with a Novacor left ventricular assist system (LVAS) in the RELIANT Trial.

     WorldHeart was incorporated by Articles of Incorporation under the laws of the Province of Ontario, Canada, on April 1, 1996. Our head office is located at 1 Laser Street, Ottawa, Ontario, Canada, K2E 7V1 and our telephone number is
(613) 226-4278. World Heart Inc., a wholly owned subsidiary, is located at 7799 Pardee Lane, Oakland, CA, USA, 94621 and its telephone number is (510) 563-5000. World Heart B.V., a wholly owned subsidiary, is located at Cereslan 34, 5384 VT Heesch, Netherlands, and its telephone number is +31-(0)412-487050. 2007262 Ontario Inc., an associated research and development company and wholly-owned subsidiary, is located at our head office address.

Recent Developments
     On March 18, 2004, WorldHeart's common shares were re-listed on the NASDAQ National Market system under the trading symbol WHRT.

     On April 22, 2004 with the announcement of our first quarter results, we started to report our results in U.S. dollars.

     On July 12, 2004, we announced that our first quarter results would be restated and on August 12, 2004, we released our restated first quarter results. Restated revenues for the first quarter decreased by $1.3 million to $2.2 million and revenue shipments of the Novacor LVAS implant kits decreased by 25 units to a total of 26 units. The restatement resulted in part in respect of a sale during the first quarter of 20 units to a world-leading center, which has implanted more than 100 Novacor LVAS units. We have assured the buyer that the Novacor LVAS units would not reach their sterilization expiry dates prior to implant, and granted to the buyer a limited right of return. As a result, we determined that the appropriate accounting treatment is to exclude revenue from this sale. The effect of these restatements on the net loss was an increase of approximately $585,000 to a net loss of $4.1 million and an increase in the net loss per share by four cents to a net loss per share of 27 cents.

     On July 21, 2004, the FDA approved a Premarket Approval Supplement application for a revision to the labeling of the Novacor LVAS to reflect the current device reliability data available to patients and physicians. The revised labeling indicates the demonstrated performance longevity of the Novacor LVAS, which encompasses implant duration from zero to more than 36 months. The revised labeling, which is based upon statistical analysis of 1,077 device implants, shows the chance for reoperation to either fix or replace the Novacor LVAS is 1.6% between zero and 6 months; 2.1% between 6 and 12 months; 11% between 12 and 24 months; and, 16% between 24 and 36 months.

     On July 28, 2004, we announced certain management changes including the appointment of Mr. Jal Jassawalla as President and Chief Executive Officer replacing Mr. Roderick M. Bryden who resigned from those positions and from the Board of Directors of WorldHeart. Dr. Piet Jansen was appointed Managing Director, Europe and continued as Chief Medical Officer for WorldHeart. Mr. John Marinchak was appointed Vice President, Marketing and Sales and Mr. Robert W. Corson was appointed to the position of Vice President, Manufacturing.

     On August 3, 2004, we announced the unconditional approval of our Investigational Device Exemption Supplement for the RELIANT Trial and on August 3, 2004, the first patient was implanted with a Novacor LVAS in the RELIANT Trial.

     On August 12, 2004, Mr. Mark Goudie, Vice President, Finance and Chief Financial Officer was appointed to the board of directors of WorldHeart.

     On August 25, 2004, we announced the consolidation of WorldHeart's operations over the next six months from Ottawa, Ontario, Canada to Oakland, California.

     On October 1, 2004, CMS implemented a previously announced increase in payment for implementation of all ventricular assist devices, representing an increase in reimbursements of approximately 30% to 40% to centers implanting VADs.

                 PRESENTATION OF FINANCIAL AND SHARE INFORMATION

     We express all dollar amounts in this prospectus in United States dollars, except where we indicate otherwise. References to "$" are to U.S. dollars and references to "Cdn$" are to Canadian dollars.

     On November 25, 2003, our shareholders approved a one-for-seven consolidation of our common shares and on December 1, 2003, WorldHeart filed Articles of Amendment effecting the share consolidation. Unless otherwise noted, in this document, numbers of common shares or warrants refer to the "post-consolidation" common shares or warrants.

                                  RISK FACTORS

     If you purchase our common shares, you will take on a financial risk. In deciding whether to invest, you should carefully consider the following factors and the information contained in this prospectus, including the information incorporated by reference into this prospectus. Additional risks and uncertainties not presently known to us or that we currently consider not material may also impair our business, financial condition and results of operations. If any of the events described below actually occurs, our business, financial condition or results of operations could be materially adversely affected. In such case, the trading price of our common shares could decline, and you may lose all or part of your investment.

Substantial Losses and Limited Revenues Earned Since Incorporation
     Since 1996, WorldHeart has invested more than Cdn$200 million in internally developed and acquired technologies. These form the basis for the business of WorldHeart today. Research and development expenses have been reduced in 2004 and are expected to be increased in relation to growth in revenues in the future. Overall expense levels have been reduced during the past two years, while marketing and sales expenses have increased.

     WorldHeart generated revenues of $9,492,063 from commercial sales of the Novacor LVAS for the year ended December 31, 2003 ($10,106,931 for the year ended December 31, 2002) and $4,338,731 for the six months ended June 30, 2004 ($4,038,582 for the six months ended June 30, 2003). WorldHeart believes that it will be able to generate increased revenues and achieve profitability on the basis of the current product and regulatory approvals that have been granted to date. WorldHeart has also applied or intends to apply to the FDA in the United States and Health Canada for certain other expanded use indications for the Novacor LVAS. However, there can be no assurance that, with or without the regulatory approval of new indications, WorldHeart will be able to generate the level of revenues required to achieve profitability and to fund research and development activities.

     WorldHeart contemplates commencement of clinical trials in Europe for WorldHeart's next-generation VAD in 2007. However, no assurance can be given that any subsequent regulatory approvals will ever be obtained or, even if obtained, that such approvals will lead to the successful commercialization of WorldHeart's next-generation VAD.

Significant Capital Investment Required to Bring Future Products and Product Enhancements to Market

     WorldHeart's investment of capital could be significant. Developing WorldHeart's technology, future products and continued product enhancements could require a commitment of substantial funds to conduct the costly and time-consuming research and clinical trials necessary for such development. If adequate funds are not available when required, WorldHeart may be required to delay, reduce the scope of or eliminate one or more of WorldHeart's research or development programs or obtain funds through arrangements with collaborative partners or others that may require WorldHeart to relinquish rights to certain of its technologies, potential products or products that WorldHeart would otherwise seek to develop or commercialize itself. The inability to obtain additional financing when needed would likely have a material adverse effect on WorldHeart's business, financial condition and results of operations.

Regulatory Approvals May Not Be Obtained
     Most countries, including the United States, Canada and countries in the European Union, require regulatory approval prior to the commercial distribution of medical devices. In particular, implanted medical devices generally are subject to rigorous clinical testing as a condition of approval by the FDA and by similar authorities in Canada, in Europe and in other countries. The approval process is expensive and time consuming. Non-compliance with applicable regulatory requirements can result in, among other things, fines, injunctions, civil penalties, recall or seizure of products, total or partial suspension of production, refusal of the government to grant marketing approval for devices, withdrawal of marketing approvals, and criminal prosecution. The inability to obtain the appropriate regulatory approvals for WorldHeart's products in the United States, Canada and the rest of the world could have a material adverse effect on WorldHeart's business, financial condition and results of operations.

     Novacor LVAS has already been approved in Europe for use in end-stage heart failure patients without restriction to indication, permitting use as "bridge-to-transplant," "alternative to transplant" and "bridge to recovery", and in Japan for use by cardiac patients at risk of imminent death from non-reversible left ventricular failure for which there is no alternative but a heart transplant. On December 4, 2003, Edwards Lifesciences Ltd., the exclusive distributor of Novacor LVAS in Japan, received notification from Japan's Central Social Insurance Council (Chuikyo) that use of WorldHeart's Novacor LVAS will be reimbursed when implanted in patients who are transplant-eligible, effective April 1, 2004. Additionally, Novacor LVAS is currently approved in the United States and Canada as a bridge-to-transplant therapy, for recipients awaiting a donor heart. On July 30, 2004, we received unconditional approval from the FDA to proceed with the RELIANT Trial.

     On November 4, 2003, WorldHeart announced that it had amended its PMA Supplement, which was accepted for review by the FDA on November 22, 2002. The amendment focused on the request to expand the potential patients eligible to receive Novacor LVAS as a bridge to transplantation. On July 16, 2004, we were informed by the FDA that the PMA Supplement could not be approved in the form submitted and the FDA provided a number of recommended revisions to the PMA Supplement. It is presently not our intention to amend and resubmit the application for PMA Supplement Application.

     WorldHeart plans to complete development of its next-generation VAD and commence clinical trials in Europe in 2007. Subsequent to clinical trials, WorldHeart intends to apply to the relevant regulatory authorities for approval to commercialize its next-generation VAD. There can be no assurance that the FDA, Health Canada or any other regulatory authority will act favorably or quickly in its review of WorldHeart's applications, if and when made, and significant difficulties and costs may be encountered in WorldHeart's efforts to obtain such approvals that could delay or preclude WorldHeart from selling its next-generation VAD in Canada, the United States and elsewhere. Failure to receive, or delays in receiving, such approvals, including the need for extended clinical trials or additional data as a prerequisite to approval, limitations on the intended use of WorldHeart's next-generation VAD, the restriction, suspension or revocation of any approvals obtained or any failure to comply with approvals obtained could have a material adverse effect on WorldHeart's business, financial condition and results of operations.

Dependence on a Limited Number of Products
     WorldHeart's future financial performance is expected to depend on the successful sales and marketing of Novacor LVAS and the development, introduction, customer acceptance and successful sales and marketing of WorldHeart's next-generation VAD. To date, all of WorldHeart's revenues have resulted from sales of Novacor LVAS and related technologies. WorldHeart's next-generation VAD is presently under development and is not expected to enter the clinical trial phase until 2007 in Europe. There is presently no pre-clinical data relating to WorldHeart's next-generation VAD, and no applications for any clinical trials or regulatory approvals have been made. Prior to any commercial use, the technologies relating to WorldHeart's next-generation VAD currently under development will require pre-clinical and extensive clinical testing, as well as regulatory approvals. New product development is highly uncertain and unanticipated developments, clinical and regulatory delays, adverse or unexpected side effects or inadequate therapeutic efficacy could delay or prevent the successful commercialization of WorldHeart's next-generation VAD. There can be no assurance that WorldHeart will not experience difficulties that could delay or prevent the commercialization of its next-generation VAD. Any significant delays in, or premature termination of, clinical trials of WorldHeart's products under development could have a material adverse effect on WorldHeart's business, financial condition and results of operations.

Uncertainty of Market Acceptance
     Novacor LVAS and WorldHeart's next-generation VAD represent ventricular assist technologies that must compete with other pulsatile assist products as well as with other therapies for heart failure, such as medication, transplants, cardiomyoplasty and non-pulsatile flow (continuous flow) pumps. Failure of WorldHeart's products to achieve significant market acceptance could have a material adverse effect on WorldHeart's business, financial condition and results of operations.


Competition; Technological Obsolescence
     In addition to competing with other less-invasive therapies for heart failure, including drugs and pacing, WorldHeart's products will compete with ventricular assist technology being developed and sold by a number of other companies. Competition from device companies and medical device subsidiaries of healthcare and pharmaceutical companies is intense and expected to increase.

     Some of WorldHeart's competitors have substantially greater financial, technical, manufacturing, distribution and marketing resources than WorldHeart. Third parties may succeed in developing or marketing technologies and products which are more effective than those developed or marketed by WorldHeart or that could render WorldHeart's technology and products non-competitive or obsolete, or WorldHeart may not be able to keep pace with technological developments, all of which could have a material adverse effect on WorldHeart's business, financial condition and results of operations.

Limitations on Third-Party Reimbursement
     Individual patients will seldom be able to pay directly for the costs of implanting WorldHeart's devices. Successful commercialization of WorldHeart's products will depend in large part upon the availability of adequate reimbursement for the treatment and medical costs associated with the products from third-party payers, including governmental and private health insurers and managed care organizations. Consequently, WorldHeart expects that WorldHeart's products will typically be purchased by healthcare providers, clinics, hospitals and other users who will bill various third-party payers, such as government programs and private insurance plans, for the healthcare services provided to their patients.

     The coverage and the level of payment provided by third-party payers in the United States and other countries vary according to a number of factors, including the medical procedure, third-party payer, location and cost. In the United States, many private payers follow the recommendations of the CMS, which establishes guidelines for the governmental coverage of procedures, services and medical equipment.

     While the CMS increased the reimbursement rates for VADs in 2003 and again increased coverage on October 1, 2004, and extended the coverage to include both bridge-to-transplant and destination therapy indications, and Japan's Central Social Insurance Council (Chuikyo) announced that use of WorldHeart's Novacor LVAS is reimbursable when implanted in patients who are transplant-eligible effective April 1, 2004, there can be no assurance with respect to any markets in which WorldHeart seeks to distribute WorldHeart's products that third-party coverage and reimbursement will be adequate, that current levels of reimbursement will not be decreased in the future or that future legislation, regulation or reimbursement policies of third-party payers will not otherwise adversely affect the demand for WorldHeart's products or its ability to sell the its products on a profitable basis, particularly if the installed cost of WorldHeart's systems and devices should be more expensive than competing products or procedures. The unavailability of third-party payer coverage or the inadequacy of reimbursement could have a material adverse effect on WorldHeart's business, financial condition and results of operations.

Potential Product Liability
     WorldHeart's business exposes it to an inherent risk of potential product liability claims related to the manufacturing, marketing and sale of the Novacor LVAS and WorldHeart's next-generation VAD by device recipients in whom the devices are implanted or by their families. Claims of this nature, if successful, could result in substantial damage awards to the claimants, which may exceed the limits of any applicable insurance coverage held by WorldHeart. A successful claim brought against WorldHeart in excess of, or outside of, its insurance coverage could have a material adverse effect on WorldHeart's business, financial condition and results of operations. Claims against WorldHeart, regardless of their merit or potential outcome, could also have a material adverse effect on WorldHeart's ability to obtain physician endorsement of its products or to expand its business which could have a material adverse effect on WorldHeart's business, financial condition and results of operations.

Risks Associated with Manufacturing Operations; Risks Resulting From
Dependence on Third-Party Manufacturers; Dependence on Sole Suppliers
     The manufacture of WorldHeart's products is a complex operation involving a number of separate processes and components. Material costs are high and certain of the manufacturing processes involved are labor-intensive. Achieving continued cost reductions will depend upon WorldHeart's ability to reduce material costs and reduce the time required to complete certain manufacturing processes. The conduct of manufacturing operations is subject to numerous risks, including reliance on third-party manufacturers, unanticipated technological problems and delays. WorldHeart, or any entity manufacturing products or components on WorldHeart's behalf, may not be able to comply with applicable governmental regulations or satisfy regulatory inspections in connection with the manufacture of WorldHeart's products. Failure or delay by WorldHeart or any third-party manufacturer of its products or product components to comply with applicable regulations or to satisfy regulatory inspections could have a material adverse effect on WorldHeart's business, financial condition and results of operations.

     WorldHeart is currently dependent on single-source third-party manufacturers for several of the components used in the Novacor LVAS. WorldHeart does not have agreements with many of such single-source manufacturers and purchases these components pursuant to purchase orders placed from time to time in the ordinary course of business. WorldHeart is substantially dependent on the ability of these manufacturers to provide adequate inventories of these components on a timely basis and on favourable terms. These manufacturers also produce components for certain of WorldHeart's competitors, as well as other large customers, and there can be no assurance that such manufacturers will have sufficient production capacity to satisfy WorldHeart's inventory or scheduling requirements during any period of sustained demand, or that WorldHeart will not be subject to the risk of price fluctuations and periodic delays. Although WorldHeart believes that its relationship with its manufacturers is satisfactory and that alternative sources for the components WorldHeart currently purchases from single-source suppliers are currently available, the loss of the services of such manufacturers or substantial price increases imposed by such manufacturers, in the absence of readily available alternative sources of supply, would have a material adverse effect on WorldHeart. Failure or delay by such manufacturers in supplying components to WorldHeart on favourable terms could also adversely affect WorldHeart's operating margins and its ability to develop and deliver its products on a timely and competitive basis which could have a material adverse effect on WorldHeart's business, financial condition and results of operations.

Dependence on Key Personnel
     As a result of the specialized scientific nature of the business, WorldHeart is dependent on the ability to attract and retain qualified scientific, technical and key management personnel. WorldHeart faces intense competition for such persons and it may not be able to attract or retain such individuals.

     On August 25, 2004, WorldHeart announced plans over a period of six months to consolidate its operations from Ottawa to Oakland, California and, as a result, employees previously based in Ottawa will be terminated. The failure to successfully manage the geographic consolidation and the integration of new employees could have a material adverse effect on our business, financial condition and results of operations.

Volatility of Stock Price and Stock Market
     WorldHeart is in the biotechnology industry and, as such, the price of its common shares has been, and is likely to continue to be, highly volatile. Future announcements concerning WorldHeart or its competitors, quarterly variations in operating results, introduction of new products, delays in the introduction of new products or changes in product pricing policies by WorldHeart or its competitors, acquisition or loss of significant customers, partners, distributors and suppliers, changes in earnings' estimates by analysts, regulatory developments, or fluctuations in the economy or general market conditions, among other factors, could cause the market price of our common shares to fluctuate substantially. There can be no assurance that the market price of WorldHeart's common shares will not decline below its current price or that it will not experience significant fluctuations in the future, including fluctuations that are unrelated to WorldHeart's performance.

     The stock market in recent years has experienced extreme price and volume fluctuations that have particularly affected the market prices of many smaller companies. The trading price of WorldHeart's common shares is expected to be subject to significant fluctuations in response to variations in quarterly operating results, announcements of innovations by WorldHeart or its competitors, general conditions in the industry in which WorldHeart operates and other factors. These fluctuations, as well as general economic and market conditions, may have a material adverse effect on the market price of WorldHeart's common shares.

Risks Associated with Acquisitions
     WorldHeart from time to time evaluates potential acquisitions of complementary businesses, products and technologies. Such acquisitions could subject WorldHeart to numerous risks, including risks associated with the integration into WorldHeart of new employees and technology. Moreover, the negotiation and completion of such transactions involves the diversion of WorldHeart's resources from its core business operations. In addition, acquisitions could result in immediate and substantial dilution to WorldHeart's existing shareholders, large one-time write-offs or the creation of goodwill or other intangible assets. The failure to successfully evaluate, negotiate, effect and integrate an acquisition transaction could have a material adverse effect on WorldHeart's business, financial condition and results of operations.

Exercise of Outstanding Convertible Securities and Sales of Large Numbers of Common Shares Could Adversely Affect the Market Price of WorldHeart's Common Shares

       WorldHeart cannot predict what effect the exercise of outstanding convertible securities including convertible debentures, warrants and options for common shares and the sale of these common shares into the public market will have on the market price for WorldHeart's common shares. Details of the convertible securities outstanding are set out under "Capitalization and Indebtedness".

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus and some of the documents incorporated by reference in this prospectus include "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The forward-looking statements contain information that is generally stated to be anticipated, expected or projected by WorldHeart, and involves known and unknown risks, uncertainties and other factors that may cause the actual results and performance of WorldHeart to be materially different from any future results and performance expressed or implied by such forward-looking information. Potential risks and uncertainties include, without limitation, the uncertainties inherent in the development of a new product for use in the human body, WorldHeart's potential need for significant additional funding, its need for acceptance from third-party payers, extensive government regulation of our products, and rapid developments in technology, including developments by competitors. Important factors that could cause our actual results to differ materially from those expressed or implied by such forward-looking statements include:

     o our ability to successfully complete pre-clinical and clinical development of our products;

     o our ability to obtain and timely enforce patent and other intellectual property protection for our technology and products;

     o our ability to avoid, either by product design, licensing arrangement or otherwise, infringement of third parties' intellectual property;

     o decisions, and the timing of decisions made by health regulatory agencies regarding approval of our products;

     o our ability to complete and maintain corporate alliances relating to the development and commercialization of our technology and products;

     o    the competitive environment and impact of technological change;

     o the continued availability of capital to finance our activities in the event that profitability is not achieved; and

     o    other factors we discuss under "Risk Factors."

     We undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

                         CAPITALIZATION AND INDEBTEDNESS

     On November 25, 2003, our shareholders approved a one-for-seven consolidation of our common shares and on December 1, 2003, WorldHeart filed articles of amendment effecting the share consolidation. Unless otherwise noted, in this document, numbers of common shares or warrants refer to the "post-consolidation" common shares or warrants.

     The following table sets forth our capitalization as of August 31, 2004 in accordance with Canadian GAAP and in accordance with U.S. GAAP, respectively:

IN ACCORDANCE WITH CANADIAN GAAP

                                        June 30,         August 31,              August 31,

                                         2004               2004                    2004
                                        (actual)           (actual)             (as adjusted)
                                     ---------------   ----------------   ----------------------
Long term obligation                 $        28,666   $       28,666     $           28,666
Convertible debenture(4)             $           -     $          -       $        1,734,350
Shareholders' equity
Common Shares: unlimited number
authorized;  15,273,689 common
shares issued and outstanding at
June 30, 2004 and August 31, 2004
(actual) and 15,744,526 at August
31, 2004 (as adjusted)(1)            $   186,367,892   $  186,367,892     $      187,027,058


Contributed Surplus(1)(2)            $    11,408,485   $   11,408,485     $       21,955,553
Cumulative translation adjustment    $     2,910,988   $    2,910,988     $        2,910,988

Accumulated Deficit at June 30,
2004(2)(4)                           $  (168,059,314)  $ (168,059,314)    $     (168,059,314)
                                     ---------------   ---------------    -------------------
Total stockholders' equity           $    32,628,051   $   32,628,051     $       43,834,285
                                     ---------------   ---------------    -------------------
Total capitalization                 $    32,656,717   $   32,656,717     $       45,597,301
                                     ===============   ===============    ===================

IN ACCORDANCE WITH U.S.
GAAP

                                        June 30,         August 31,              August 31,

                                         2004               2004                    2004
                                        (actual)           (actual)             (as adjusted)
                                     ---------------   ----------------   ----------------------
Long term obligation                 $        28,666   $       28,666     $           28,666
Convertible debenture(3)             $           -     $          -       $        1,641,214
Shareholders' equity
Common Shares: unlimited number
authorized; 15,273,689 common shares
issued and outstanding at June 30,
2004 and August 31, 2004 (actual)
and 15,744,526 at August 31, 2004
(as adjusted)(1)                     $   222,278,412   $  222,278,412     $      222,937,578


Additional paid-in capital(1) (2)    $    11,408,485   $   11,408,485     $       22,048,689
Cumulative translation adjustment    $     2,910,988   $    2,910,988     $        2,910,988

Accumulated Deficit at June 30,
2004(2)(3)                           $  (203,969,834)  $ (203,969,834)    $     (203,969,834)
                                     ---------------   ---------------    -------------------

Total stockholders' equity           $    32,628,051   $   32,628,051     $       43,927,421
                                     ---------------   ---------------    -------------------
Total capitalization                 $    32,656,717   $   32,656,717     $       44,597,301
                                     ===============   ===============    ===================



(1)  Does not include:
     (i) 847,733 common shares reserved for issuance upon exercise of stock options granted under our Employee Stock Option Plan (the "ESOP") and 25,714 common shares reserved for issuance upon exercise of non-plan stock options; additional grants of 2,383,725 options were made under the ESOP by the board of directors of WorldHeart on September 23, 2004, these grants are subject to shareholder approval of an increased number of common shares available under the ESOP;

     (ii) 1,932,500 common shares reserved for issuance upon exercise of stock options available for future grant under our ESOP; the board of directors of WorldHeart passed a resolution on September 23, 2004 to increase the number of options available under the ESOP from 1,501,857 common shares to 5,189,672 common shares subject to regulatory approval and shareholder approval, the necessary shareholder approvals have not been received;

     (iii) 92,857 common shares reserved for issuance upon exercise of warrants issued to Technology Partnerships Canada as partial compensation for a grant program to provide research and development funding to us, at an exercise price of Cdn$46.27 per common share, expiring December 4, 2006;

     (iv) 7,142 common shares reserved for issuance upon exercise of warrants issued to Investor Relations Group for provision of investor relations services, at an exercise price of $23.17 per common share, expiring February 11, 2006;

     (v) 22,498 common shares reserved for issuance upon exercise of warrants issued as underwriters' compensation options in connection with the issuance of special warrants in December 2001, at an exercise price of Cdn$42.35 per common share, expiring December 19, 2005;

    (vi) 28,571 common shares reserved for issuance upon exercise of warrants issued to a lender to WorldHeart, at an exercise price of Cdn$9.10 per common share, expiring December 18, 2007;

    (vii) 191,964 common shares reserved for issuance upon exercise of warrants issued in connection with the issuance of 334,821 units in January 2003 consisting of one common share and one common share warrant at an exercise price of Cdn$11.20 per common share, expiring December 30, 2007 and January 7, 2008. In April 2003, 142,857 of these warrants were exercised, leaving 191,964 warrants unexercised;

    (viii) 33,482 common shares reserved for issuance upon exercise of warrants forming part of the broker warrants issued in connection with the January 2003 unit issue, at an exercise price of Cdn$11.20 per common share, expiring December 31, 2004;

    (ix) 33,482 common shares reserved for issuance upon exercise of warrants issued as compensation warrants forming part of the broker warrants issued in connection with the January 2003 unit issue, at an exercise price of Cdn$11.20 per common share, expiring December 31, 2007;

    (x) 251,428 common shares reserved for issuance upon exercise of warrants issued as compensation for the early exercise of 142,857 warrants issued in connection with the issuance of units in January 2003, at an exercise price of Cdn$11.20 per common share, expiring April 2, 2008;

    (xi) 428,571 common shares reserved for issuance upon exercise of warrants issued to lenders to WorldHeart, at an exercise price of Cdn$11.20 per common share, expiring January 29, 2008;

    (xii) 166,428 common shares reserved for issuance upon exercise of warrants issued to the purchasers of Cdn$1,200,000 principal amount of Senior Subordinated Convertible Debenture in April 2003, at an exercise price of Cdn$8.40 per common share, expiring July 30, 2006;

    (xiii) 118,571 common shares reserved for issuance upon exercise of warrants issued to two lenders in connection with a bridge financing on September 4, 2003, at an exercise price of Cdn$8.40 per common share expiring October 31, 2006.

    (xiv) 10,421,338 common shares reserved for issuance upon exercise of warrants issued in connection with the issuance of 74,699,548 units on September 22, 2003, at an exercise price of Cdn$7.42 per common share, expiring September 23, 2008. These warrants were originally priced at Cdn $8.05 but were subject to a price reduction clause triggered by the issue of the convertible debentures on September 15, 2004.

    (xv) 1,004,336 common shares reserved for issuance upon exercise of warrants issued as agent's compensation in respect of the issuance of units in September 2003, at an exercise price of Cdn$7.42 per common share expiring September 23, 2008 These warrants were originally priced at Cdn $8.05 but were subject to a price reduction clause triggered by the issue of the convertible debentures on September 15, 2004;

    (xvi) 1,000,000 common shares reserved for issuance upon exercise of warrants issued to Edwards Lifesciences (U.S.) Inc. on conversion of 1,374,570 Series A Shares on November 27, 2003 at an exercise price of
    Cdn. $7.42 per common share expiring November 27, 2008. These warrants were originally priced at Cdn $8.05 but were subject to a price reduction clause triggered by the issue of the convertible debentures on September 15, 2004.

    (xvii) 10,655,000 common shares reserved for issuance upon conversion of $13,318,750 principal amount of convertible debentures issued on September 15, 2004, at a conversion rate of $1.25 per common share;

    (xviii) 1,997,813 common shares reserved for issuance upon conversion of interest on convertible debentures accruing at the annual, non-compounding rate of 3%, assuming a conversion rate of $1.00 per common share;

    (xix) 10,655,000 common shares reserved for issuance upon exercise of warrants issued in connection with the issuance of $13,318,750 principal amount of convertible debentures on September 15, 2004 at an exercise price of $1.55 per common share expiring September 15, 2009; and

    (xx) 193,800 common shares reserved for issuance upon exercise of warrants issued to the Canadian agent as compensation in respect of the issuance of convertible debentures and warrants on September 15, 2004, at an exercise price of $1.55 per common share expiring September 15, 2009.

(2) Excludes compensation cost accrued after June 30, 2004 relating to the fair value based method of accounting for stock-based compensation.

(3) On September 15, 2004, convertible debentures in the amount of $13,318,750 were issued. The net proceeds after issue costs of $12,101,668 were allocated as follows: $4,504,127 to the detachable warrants, $5,956,327 to the beneficial conversion feature, and $1,641,214 to the convertible debenture. The value of the detachable warrants and the beneficial conversion feature has been recorded in Additional Paid-in Capital with the balance recorded as Convertible Debenture. The beneficial conversion feature will be charged to income on the earliest possible exercise date, which is September 16, 2004. The value of the convertible debenture will accrete to the face value over the term of the debt resulting in additional interest expense.

(4) On September 15, 2004, convertible debentures in the amount of $13,318,750 were issued. The net proceeds after issue costs of $12,101,668 were allocated as follows: $4,504,127 to the detachable warrants, $5,863,191 to the conversion option, and $1,734,350 to the convertible debenture. The value of the detachable warrants and the conversion option has been recorded in Contributed Surplus with the balance recorded as Convertible Debenture. The value of the convertible debenture will accrete to the face value over the term of the debt resulting in additional interest expense.



                                 USE OF PROCEEDS

     We will not receive any of the proceeds from the disposition of the common shares covered by this prospectus or from the conversion of the convertible debentures.

     If the selling securityholders exercise the warrants, we will receive proceeds from such exercise. The selling securityholders do not have to exercise the warrants, and we do not know whether the selling securityholders will choose to exercise the warrants in whole or in part. The gross proceeds to WorldHeart in the event that the warrants are exercised in full is expected to be approximately $16,815,640. We intend to apply any net proceeds we receive from the exercise of the warrants to augment our working capital and for general corporate purposes.

                              PLAN OF DISTRIBUTION

     The selling securityholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling common shares or interests in common shares received after the date of this prospectus from a selling securityholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their common shares or interests in common shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

     The selling securityholders may use any one or more of the following methods when disposing of shares or interests therein:

     - ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

     - block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

     - purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

     - an exchange distribution in accordance with the rules of the applicable exchange;

     -  privately negotiated transactions;

     - short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;

     - through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

     - broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

     -  a combination of any such methods of sale; and

     -  any other method permitted pursuant to applicable law.

     The selling securityholders may, from time to time, pledge or grant a security interest in some or all of the common shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus. The selling securityholders also may transfer the common shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

     In connection with the sale of our common shares or interests therein, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common shares in the course of hedging the positions they assume. The selling securityholders may also sell common shares short and deliver these securities to close out their short positions, or loan or pledge the common shares to broker-dealers that in turn may sell these securities. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

     The aggregate proceeds to the selling securityholders from the sale of the common shares offered by them will be the purchase price of the common shares less discounts or commissions, if any. Each of the selling securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common shares to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

     The selling securityholders also may resell all or a portion of the common shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

     The selling securityholders and any underwriters, broker-dealers or agents that participate in the sale of the common shares or interests therein may be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act of 1933. Selling securityholders who are "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933 will be subject to the prospectus delivery requirements of the Securities Act of 1933.

     To the extent required, the shares of our common shares to be sold, the names of the selling securityholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

     In order to comply with the securities laws of some states, if applicable, the common shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

     We have advised the selling securityholders that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of common shares in the market and to the activities of the selling securityholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act of 1933. The selling securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the common shares against certain liabilities, including liabilities arising under the Securities Act of 1933.

     We have agreed to indemnify the selling securityholders against liabilities, including liabilities under the Securities Act of 1933 and state securities laws, relating to the registration of the common shares offered by this prospectus.

     We have agreed with the selling securityholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the common shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144(k) of the Securities Act of 1933.


                             SELLING SECURITYHOLDERS

     On September 16, 2004 we completed the sale of $13,318,750 aggregate principal amount of convertible debentures and warrants. The convertible debentures and warrants were issued pursuant to a resolution of our board of directors dated September 8, 2004. The convertible debentures are convertible, at the option of the holder, into common shares at a conversion rate of $1.25 per common share until

September 15, 2009. The purchasers of the convertible debentures were also issued a total of 10,655,000 warrants to purchase common shares at an exercise price of $1.55 per common share until September 15, 2009.

     The convertible debentures earn interest at the rate of 3% per annum, non-compounding. The interest accrues until maturity, and the aggregate amount of interest is convertible into common shares based on the market price of the common shares at the time of conversion or maturity.

     In the event that the closing price of our common shares as traded on the NASDAQ National Market or the NASDAQ Small Cap Market equals or exceeds $3.00 for 20 consecutive trading days, we may redeem the convertible debentures at face value plus accrued interest, however no more than 20% of the convertible debentures initially issued may be redeemed in any three month period.

     As part of the sale of the convertible debentures and warrants, a total of 193,800 agent's warrants were granted to the Canadian agent who participated in the private placement of the convertible debentures and warrants. Each agent's warrant is exercisable for one common share at an exercise price of $1.55 per common share until September 15, 2009. Also as part of the sale of the convertible debentures and warrants, a total of 470,833 common shares were issued to the United States agent who participated in the private placement of the convertible debentures and warrants.

     Each warrant, including the agent's warrants, is exercisable into one common share at an exercise price of $1.55 per common share (subject to adjustment as provided by the terms of the warrants and warrant indenture). The selling securityholders may exercise the warrants on or before September 15, 2009. We may call the warrants at any time should the closing price of the common shares equal or exceed $4.50 on NASDAQ for 20 consecutive trading days and the warrantholders must exercise their rights prior to the expiration of a 30-day notice period or any and all further exercise rights with respect to that portion of their warrants shall cease upon the expiration of the notice period. In any three-month period no more than the lesser of (i) 20% of the aggregate amount of warrants initially issued to a warrantholder, or (ii) the number of warrants held by the warrantholder, may be called by us and we may not call additional warrants in any subsequent three-month period unless all the conditions are again met. All warrants must be called simultaneously and on the same terms and conditions. It shall be a condition to any transfer or exchange of warrants that the transferring warrantholder and the new warrantholder enter into a written agreement pursuant to which they agree to allocate on a pro rata basis any call of warrants by us, such that we shall have the right to call the same number of warrants that we would have called if the transfer or exchange had not occurred, occurring from and after the effective date of such transfer or exchange.

     A total of 10,655,000 common shares underlying the conversion of the convertible debentures, 1,997,813 common shares underlying the conversion of interest accruing on the convertible debentures based on a conversion price of $1.25 per common share, 10,655,000 common shares underlying the warrants attached to the convertible debentures, 193,800 common shares underlying the Canadian agent's warrants and 470,833 common shares issued to the United States agent were sold to purchasers of the convertible debentures and warrants in the September 15, 2004 private placement of convertible debentures. Each of these common shares and common shares underlying the conversion of convertible debentures, the conversion of accrued interest on the convertible debentures, and the common shares underlying the warrants and agent's warrants are included in the registration statement of which this prospectus forms a part.

Material Relationships with Selling Securityholders

     Except as described below, no selling securityholder has had a material relationship with WorldHeart or any of its affiliates within the past three years. Sherfam Inc., a selling securityholder under this prospectus, entered into a Cdn$1,000,000 bridge loan agreement with us for Cdn$470,000 loaned by Edwards Lifesciences LLC and Cdn$530,000 loaned by Sherfam on September 4, 2003, which bore interest at a rate of 14% per annum and carried a fee of 4%, which was paid when the loan was repaid in full on September 23, 2003. In connection with the bridge loan agreement, we issued 118,571 warrants (75,714 to Sherfam and 42,857 to Edwards) with each warrant exercisable into one common share of WorldHeart at a price of Cdn$8.40 per share, exercisable until October 31, 2006. On July 30, 2003, we issued senior subordinated convertible debentures in the principal amount of Cdn$800,000 to Sherfam Inc. and Cdn$400,000 to YMG Private Wealth Opportunities Fund, both selling securityholders under this prospectus, which bore interest at a rate of 14% per annum and was repaid in full in September 2003. In connection with the sale, warrants were issued to purchase 171,428 common shares (125,714 to Sherfam and 45,714 to YMG) at an exercise price of Cdn$8.40 per share for a period of three years. On January 28, 2003, we entered into a senior loan agreement for loans totaling Cdn$7,000,000, including Cdn$2,000,000 from Sherfam Inc., and a subordinated loan agreement for loans totaling Cdn$3,000,000, including Cdn$1,000,000 from Sherfam Inc. and Cdn$2,000.000 from Edwards. The loans bore interest at a rate of 18%. We paid the lenders a fee of 4% and issued them a total of 428,571 warrants, including 131,428 warrants to Sherfam and 125,714 to Edwards, with each warrant exercisable into one common share of World Heart for a period of five years at a price of Cdn$11.20 per share. The loans were repaid on September 23, 2003.

     Special Situations Funds III L.P., Special Situations Cayman Fund, L.P., and Special Situations Private Equity Fund, L.P. hold an aggregate of 12,236,249 common shares and warrants. Under the terms of their purchase of units consisting of common shares and warrants in September 2003 the funds were granted the right to nominate two board members to our board of directors so long as they maintain a specified ownership level. Pursuant to this right, Mr. Robert J. Majteles and Mr. John F. Carlson have been elected as members of our Board of Directors. Mr. Majteles is the managing member of Treehouse Capital, LLC ("Treehouse"), an investment firm. Special Situations Fund III, L.P., Special Situations Cayman Fund, L.P., Special Situations Private Equity Fund, L.P. and Special Situations Fund, L.P. have entered into an agreement with Mr. Majteles and Treehouse pursuant to which Treehouse, through Mr. Majteles, provides certain management and financial advisory services for the funds on request. If Mr. Majteles' services are requested by the funds with respect to a particular portfolio investment, Treehouse is entitled to 10% of the funds' net gain (as defined) or net loss (as defined) on the investment during the term of the agreement, offset by certain fees that may be paid by the portfolio company to Treehouse or Mr. Majteles directly. Under the agreement, Mr. Majteles is required to act independently of the funds in discharging his fiduciary duties to shareholders of any company for which he serves as a member of the Board of Directors and also is obligated not to disclose to the funds or use for his own benefit any confidential information he obtains in connection with his service for a particular portfolio company. Mr. Majteles does not have or share voting or dispositive power over any securities held by the funds. Mr. Majteles has agreed to serve as a member of our board of directors pursuant to this agreement.

     Research Capital Corporation in Canada and Roth Capital Partners LLC acted as agents for WorldHeart in connection with the issuance of common shares and warrants in September 2003 and in connection with the issuance of the convertible debentures and warrants in September 2004. Mr. William C. Garriock, a member of our board of directors, is a nominee of Research Capital Corporation, the Canadian placement agent in our September 2003 private placement transaction, pursuant to the agency agreement dated September 22, 2003 between Research Capital Corporation and WorldHeart.

     Certain of the selling securityholders were also purchasers of common shares and warrants issued by WorldHeart in September 2003.

Agent's Warrants

     The agent for the Canadian purchasers of the convertible debentures and warrants was issued a total of 193,800 warrants each of which may be exercised for one common share, at a price of $1.55 per common share until September 15, 2009. The common shares underlying these warrants are included in the registration statement of which this prospectus forms a part.

Agent's Shares

     The agent for the United States purchasers of the convertible debentures and warrants was issued a total of 470,833 common shares, which are included in the registration statement of which this prospectus forms a part.

Shares Being Registered

     This registration statement is being filed to register a total of 23,972,446 common shares, comprised of 10,655,000 common shares underlying the conversion of the convertible debentures, 1,997,813 common shares underlying the conversion of accrued interest on the convertible debentures, 10,655,000 common shares underlying the warrants issued in connection with the convertible debentures, 193,800 common shares underlying the Canadian agent's warrant, and 470,833 common shares issued to the United States agent.

     The selling securityholders will determine the number of common shares that they actually sell. This will depend upon a number of factors, including, among other things, the market price of the common shares. Because the selling securityholders may offer all, some or none of the common shares that they hold, and because the offering contemplated by this prospectus is currently not being underwritten, we cannot estimate the number of common shares that will be held by the selling securityholders upon or prior to the termination of this offering. For the purposes of the table below, we also assume that the selling securityholders will sell all common shares offered hereby. This is reflected under "Beneficial Ownership After the Offering."

     All information as to beneficial ownership of common shares has been furnished by or on behalf of the selling securityholders. Except as described below, the selling securityholders have sole voting and investment power over the common shares listed in the table.

     WorldHeart is authorized to issue (i) an unlimited number of common shares without par value, of which 15,744,526 common shares are issued and outstanding, as at October 9, 2004, and (ii) an unlimited number of preferred shares without par value, issuable in series. The beneficial ownership information in the table below is based on 15,744,526 common shares, 24,649,467 common share purchase warrants, 10,655,000 common shares issuable on conversion of the convertible debentures, and up to 1,997,813 common shares issuable on conversion of accrued interest on the convertible debentures, for a total of 53,046,086 common shares and convertible securities convertible or exercisable into common shares, as of October 9, 2004.

                                      Beneficial Ownership                                        Beneficial Ownership
                                       Before the Offering                                         After the Offering
                               ----------------------------------                       --------------------------------------
                                                                      Common Shares
                                  Number of         Percentage of        Offered             Number of          Percentage of
           Name                 Common Shares           Class            Hereby            Common Shares            Class
----------------------------   --------------     ---------------   ---------------     ------------------   --------------------
Bristol Investment Fund           1,750,000             3.3%            1,750,000               0                   0.0%
Ltd.
10990 Wilshire Boulevard,
Suite 1410
Los Angeles, CA 90024


Clarion Capital Corporation         547,372             1.0%            350,000              197,372               0.4%
1801 East Ninth Street
Cleveland, Ohio 44114

Clarion Offshore Fund                92,166             0.2%                                  92,166               0.2%

Clarion Partners, L.P.               92,166             0.2%                                  92,166               0.2%

Dynamic Equity Hedge Fund            43,040             0.1%                                  43,040               0.1%

Morton A. Cohen                     128,282             0.2%             87,500               40,782               0.1%
Revocable Living Trust
1801 East 9th Street
Suite 1120
Cleveland, Ohio 44114

Special Situations Fund           7,232,541            13.6%          5,250,000            1,982,541                3.7%
III LP(1)
153 East 53rd Street
55th Floor
New York, NY 10022




-----------

1 MGP Advisors Limited ("MGP") is the general partner of Special Situations Fund III, L.P. AWM Investment Company, Inc. ("AWM") is the general partner of MGP and the general partner of and investment adviser to the Special Situations Cayman Fund, L.P. MG Advisers, L.L.C. ("MG") is the general partner of and investment adviser to the Special Situations Private Equity Fund, L.P. Austin W. Marxe and David M. Greenhouse are the principal owners of MGP, AWM and MG and are principally responsible for the selection, acquisition and disposition of the portfolio securities by each investment adviser on behalf of its fund.


                                      Beneficial Ownership                                        Beneficial Ownership
                                       Before the Offering                                         After the Offering
                               ----------------------------------                       --------------------------------------
                                                                      Common Shares
                                  Number of         Percentage of        Offered             Number of          Percentage of
           Name                 Common Shares           Class            Hereby            Common Shares            Class
----------------------------   --------------     ---------------   ---------------     ------------------   --------------------
Special Situations Cayman          2,388,640              4.5%            1,750,000           638,640               1.2%
Fund, L.P.(1)
153 East 53rd Street
55th Floor
New York, NY 10022

Special Situations Private         2,621,168              4.9%            1,750,000           871,168               1.6%
Equity Fund, L.P.(1)
153 East 53rd Street
55th Floor
New York, NY 10022

SF Capital Partners Ltd.           4,882,488              9.2%            3,500,000         1,382,488               2.6%
3600 South Lake Drive
St. Francis, WI 53235

City of Milford Pension              571,534              1.1%              341,250           230,284               0.4%
and Retirement Fund
c/o Zesiger Capital Group
LLC
320 Park Avenue
New York, NY 10022

National Federation of               141,428              0.3%               84,000            57,428               0.1%
Independent Business
c/o Zesiger Capital Group
LLC
320 Park Avenue
New York, NY 10022

National Federation  of               64,570              0.1%                                 64,570               0.1%
Independent Business
Pension Trust
c/o Zesiger Capital Group
LLC
320 Park Avenue
New York, NY 10022


                                      Beneficial Ownership                                        Beneficial Ownership
                                       Before the Offering                                         After the Offering
                               ----------------------------------                       --------------------------------------
                                                                      Common Shares
                                  Number of         Percentage of        Offered             Number of          Percentage of
           Name                 Common Shares           Class            Hereby            Common Shares            Class
----------------------------   --------------     ---------------   ---------------     ------------------   --------------------
Norwalk Employees Pension            310,320              0.6%              183,750            126,570               0.2%
Plan
c/o Zesiger Capital Group
LLC
320 Park Avenue
New York, NY 10022

City of Stamford Firemen's           279,106              0.5%              166,250            112,856               0.2%
Pension Fund
c/o Zesiger Capital Group
LLC
320 Park Avenue
New York, NY 10022

Asphalt Green, Inc.(2)                64,142              0.1%               35,000             29,142               0.0%
c/o Zesiger Capital Group
LLC
320 Park Avenue
New York, NY 10022
                                                                                                                     0.0%
Asphalt Green Defined
Contribution Plan
c/o Zesiger Capital Group
LLC
320 Park Avenue
New York, NY 10022

William B. Lazar                      38,750              0.1%               22,750             16,000               0.0%
c/o Zesiger Capital Group
LLC
320 Park Avenue
New York, NY 10022

Lazar Foundation                      58,142              0.1%               35,000             23,142               0.0%
c/o Zesiger Capital Group
LLC
320 Park Avenue
New York, NY 10022

     -------------
     2 Includes 6,000 common shares held by the Asphalt Green Defined Contribution Plan.


                                      Beneficial Ownership                                        Beneficial Ownership
                                       Before the Offering                                         After the Offering
                               ----------------------------------                       -----------------------------------------
                                                                      Common Shares
                                  Number of         Percentage of        Offered             Number of          Percentage of
           Name                 Common Shares           Class            Hereby            Common Shares            Class
----------------------------   --------------     ---------------   ---------------     ------------------   --------------------
Helen Hunt(3)                         75,142              0.1%               35,000             40,142               0.0%
c/o Zesiger Capital Group
LLC
320 Park Avenue
New York, NY 10022

Barrie Ramsay Zesiger                 89,356              0.2%               52,500             36,856               0.1%
c/o Zesiger Capital Group
LLC
320 Park Avenue
New York, NY 10022

Alexa Zesiger Carver                  17,500              0.0%               17,500                  0               0.0%
c/o Zesiger Capital Group
LLC
320 Park Avenue
New York, NY 10022

David Zesiger                         26,250              0.0%               26,250                  0               0.0%
c/o Zesiger Capital Group
LLC
320 Park Avenue
New York, NY 10022

HBL Charitable Unitrust               69,534              0.1%               26,250             43,284               0.1%
c/o Zesiger Capital Group
LLC
320 Park Avenue
New York, NY 10022

Jeanne L. Morency                     38,750              0.0%               22,750             16,000               0.0%
c/o Zesiger Capital Group
LLC
320 Park Avenue
New York, NY 10022




     ---------
     3     Includes 17,000 common shares held by Helen Hunt Alternatives Fund, of which
           Helen Hunt is the President.


                                      Beneficial Ownership                                        Beneficial Ownership
                                       Before the Offering                                         After the Offering
                               ----------------------------------                       --------------------------------------
                                                                      Common Shares
                                  Number of         Percentage of        Offered             Number of          Percentage of
           Name                 Common Shares           Class            Hereby            Common Shares            Class
----------------------------   --------------     ---------------   ---------------     ------------------   --------------------
Psychology Associates                 17,356              0.0%               10,500              6,856               0.0%
c/o Zesiger Capital Group
LLC
320 Park Avenue
New York, NY 10022

Peter Looram                          26,892              0.1%               15,750             11,142               0.0%
c/o Zesiger Capital Group
LLC
320 Park Avenue
New York, NY 10022

Meehan Foundation                     46,570              0.1%               28,000             18,570               0.0%
c/o Zesiger Capital Group
LLC
320 Park Avenue
New York, NY 10022

Miriam F. Meehan Trust                20,000               0.0%                                 20,000               0.0%
c/o Zesiger Capital Group
LLC
320 Park Avenue
New York, NY 10022

Domenic J. Mizio                      79,534               0.1%              47,250             32,284               0.1%
c/o Zesiger Capital Group
LLC
320 Park Avenue
New York, NY 10022

Morgan Trust Co. of the              170,642               0.3%              101,500            69,142               0.1%
Bahamas Ltd. as Trustee
U/A/D 11/30/93
1801 East 9th Street
Suite 1120
Cleveland, Ohio 44114

John Rowan                             7,250               0.0%               5,250              2,000               0.0%
c/o Zesiger Capital Group
LLC
320 Park Avenue
New York, NY 10022

Susan Iris Halpern                   102,678               0.2%              61,250             41,428               0.1%
c/o Zesiger Capital Group
LLC
320 Park Avenue
New York, NY 10022


                                      Beneficial Ownership                                        Beneficial Ownership
                                       Before the Offering                                         After the Offering
                               ----------------------------------                       --------------------------------------
                                                                      Common Shares
                                  Number of         Percentage of        Offered             Number of          Percentage of
           Name                 Common Shares           Class            Hereby            Common Shares            Class
----------------------------   --------------     ---------------   ---------------     ------------------   --------------------
Theeuwes Family Trust,                89,820               0.1%              26,250             63,570               0.1%
Felix Theeuwes Trustee
c/o Zesiger Capital Group
LLC
320 Park Avenue
New York, NY 10022

Robert K. Winters                      3,178               0.0%               1,750              1,428               0.0%
c/o Zesiger Capital Group
LLC
320 Park Avenue
New York, NY 10022

Francois deMenil                      48,856               0.1%              28,000             20,856               0.0%
c/o Zesiger Capital Group
LLC
320 Park Avenue
New York, NY 10022

Allan B. and Joanne K.                44,820               0.1%              26,250             18,570               0.0%
Vidinsky 1993 Trust
c/o Zesiger Capital Group
LLC
320 Park Avenue
New York, NY 10022

Walker Smith International         1,087,450               2.0%           1,087,450                 0                0.0%
Fund, Ltd.
300 Crescent Court
Suite 880
Dallas, TX 75201

Walker Smith Capital L.P.            173,600               0.3%             173,600                 0                0.0%
300 Crescent Court
Suite 880
Dallas, TX 75201

Walker Smith Capital (QP)            926,450               1.7%             926,450                 0                0.0%
L.P.
300 Crescent Court
Suite 880
Dallas, TX 75201

WS Opportunity Fund                  495,775               0.9%             495,775                 0                0.0%
International, Ltd.
300 Crescent Court
Suite 880
Dallas, TX 75201


                                      Beneficial Ownership                                        Beneficial Ownership
                                       Before the Offering                                         After the Offering
                               ----------------------------------                       --------------------------------------
                                                                      Common Shares
                                  Number of         Percentage of        Offered             Number of          Percentage of
           Name                 Common Shares           Class            Hereby            Common Shares            Class
----------------------------   --------------     ---------------   ---------------     ------------------   --------------------
WS Opportunity Fund L.P.             365,925               0.7%             365,925                 0                0.0%
300 Crescent Court
Suite 880
Dallas, TX 75201

WS Opportunity Fund (QP)             450,800               0.8%             450,800                 0                0.0%
L.P.
300 Crescent Court
Suite 880
Dallas, TX 75201

Strauss Partners L.P.                546,370               1.0%             262,500            283,870               0.5%
605 Third Avenue
New York, NY 10158
                                     351,958               0.7%             175,000            176,958               0.4%
Strauss-GEPT Partners
605 Third Avenue
New York, NY 10158

Rise J. Glasenberg                   140,885               0.3%             120,313             20,571               0.0%
c/o Investor Co. IFT
77 Bloor Street West
2nd Floor
Toronto, Ontario
M4Y 2T1

Kinetic Capital "TNT"                875,000               1.6%             875,000                 0                0.0%
Limited Partnership
1460-777 Atornely Street
Vancouver, V6Z 1S4

Hauck and Aufhauser                  218,750               0.4%             218,750                 0                0.0%
Luxembourg
23 Avenue de la Liberte
L-1931 Luxembourg

Oppenheim Prumerica Asset          1,050,000               1.9%           1,050,000                 0                0.0%
Management on behalf of
FCP OP MEDICAL
BioHe@lth-Trends
4, rue Jean Monnet
L-2180 Luxembourg


                                      Beneficial Ownership                                        Beneficial Ownership
                                       Before the Offering                                         After the Offering
                               ----------------------------------                       --------------------------------------
                                                                      Common Shares
                                  Number of         Percentage of        Offered             Number of          Percentage of
           Name                 Common Shares           Class            Hereby            Common Shares            Class
----------------------------   --------------     ---------------   ---------------     ------------------   --------------------
Roth Capital Partners LLC          1,027,169             2.0%               470,833            556,336               1.0%
11100 Santa Monica
Boulevard, Suite 800
Los Angeles, CA 90025

Sherfam Inc.                       1,750,390             3.3%               721,875          1,023,425               1.9%
150 Signet Drive
Toronto, Ontario
M9L IT9

Rikare Management Inc.                72,767             0.1%                65,625              7,142               0.0%
1 Queen Street East Suite
2300
Toronto, Ontario
M5C 2W5

YMG Private Wealth                   826,873             1.0%               546,875            259,998               0.4%
Opportunities Fund
1 Queen Street East
Suite 2300
Toronto, Ontario
M5C 2W5

YMG Capital Management Inc.           71,428             0.1%                                   71,428               0.1%
1 Queen Street East
Suite 2300
Toronto, Ontario
M5C 2W5

Research Capital                     641,800             1.2%               193,800            448,000               0.8%
Corporation                       -------------     -------------         ------------     ------------          --------------
222 Bay Street
Suite 1500
Toronto, Ontario
M5K 1J5


     Total                        33,275,844            62.9%(4)         23,972,446          9,303,398              17.5%
                              ==================    ==============     =================   =============        ===============

     The following table sets out the details of the Number of Common Shares shown above under

     -------------
     4 Totals for percentage of class do not add up to aggregate individual percentages due to rounding.



                                                                 25


       the heading "Beneficial Ownership Before the Offering" for each holder:

------------------------------------------------------------------------------------------------------------------------------------
                                                                                Common
                                                                                Shares
                                                                  Common        Underlying
                                                   Common         Shares       Conversion of   Common Shares
                                                   Shares       Underlying       Warrants        and Common
                                    Common       Underlying     Conversion       Issued in          Shares           Total
                        Common      Shares       Conversion     of Accruing     Connection       Underlying        Beneficial
                        Shares     Underlying        of          Interest on     with the       Warrants Issued    Ownership
                      Previously  Pre-Existing   convertible    convertible     convertible       as Agent's       Before the
     Name                Held       Warrants     debentures     debentures      debentures      Compensation        Offering
--------------------------------------------------------------------------------------------------------------------------------
Bristol Investment                                    800,000         150,000        800,000                           1,750,000
Fund Ltd.
10990 Wilshire Blvd
Suite 1410
Los Angeles, CA
90024
--------------------------------------------------------------------------------------------------------------------------------
Clarion Capital           93,686        103,686       160,000          30,000        160,000                             547,372
Corporation
1801 East Ninth
Cleveland, Ohio
44114
--------------------------------------------------------------------------------------------------------------------------------
Clarion Offshore          46,083         46,083                                                                           92,166
Fund
1801 East Ninth
Cleveland, Ohio
44114
--------------------------------------------------------------------------------------------------------------------------------
Clarion Partners L.P.     46,083         46,083                                                                           92,166
1801 East Ninth
Cleveland, Ohio
44114
--------------------------------------------------------------------------------------------------------------------------------
Dynamic Equity            31,520         11,520                                                                           43,040
Hedge Fund
--------------------------------------------------------------------------------------------------------------------------------
Morton A. Cohen           17,741         23,041        40,000          7,500          40,000                             128,282
Revocable Living
Trust
1801 East 9th Str
Suite 1120
Cleveland, Ohio
44114
--------------------------------------------------------------------------------------------------------------------------------
Special Situations     1,032,081        950,460     2,400,000         450,000      2,400,000                           7,232,541
Fund III L.P.
153E 53rd Str
55th floor
New York, NY
10022
--------------------------------------------------------------------------------------------------------------------------------
Special Situations       321,820        316,820       800,000         150,000        800,000                           2,388,640
Cayman Fund L.P.
153E 53rd Str


------------------------------------------------------------------------------------------------------------------------------------
                                                                                Common
                                                                                Shares
                                                                  Common        Underlying
                                                   Common         Shares       Conversion of   Common Shares
                                                   Shares       Underlying       Warrants        and Common
                                    Common       Underlying     Conversion       Issued in          Shares           Total
                        Common      Shares       Conversion     of Accruing     Connection       Underlying        Beneficial
                        Shares     Underlying        of          Interest on     with the       Warrants Issued    Ownership
                      Previously  Pre-Existing   convertible    convertible     convertible       as Agent's       Before the
     Name                Held       Warrants     debentures     debentures      debentures      Compensation        Offering
--------------------------------------------------------------------------------------------------------------------------------
55th floor
New York, NY
10022
--------------------------------------------------------------------------------------------------------------------------------
Special Situations       525,546        345,622       800,000         150,000        800,000                           2,621,168
Private Equity Fund
L.P. 153E 53rd Str
55th floor
New York, NY
10022
--------------------------------------------------------------------------------------------------------------------------------
SF Capital Partners      691,244        691,244     1,600,000         300,000      1,600,000                           4,882,488
Ltd.
3600 South Lake
Drive
St. Francis, WI
53235
--------------------------------------------------------------------------------------------------------------------------------
City of  Milford         115,142        115,142       156,000          29,250        156,000                             571,534
Pension and
Retirement Fund
c/o Zesiger Capital
Group LLC
320 Park Ave
New York, NY 10022
--------------------------------------------------------------------------------------------------------------------------------
National Federation       28,714         28,714        38,400           7,200         38,400                             141,428
of Independent
Business Corporate
Account
c/o Zesiger Capital
Group LLC
320 Park Ave
New York, NY
10022
--------------------------------------------------------------------------------------------------------------------------------
National Federation       32,285         32,285                                                                           64,570
of Independent
Business Pension
Trust
c/o Zesiger Capital
Group LLC
320 Park Ave
New York, NY
10022
--------------------------------------------------------------------------------------------------------------------------------
Norwalk Employees         63,285         63,285        84,000          15,750         84,000                             310,320
Pension Plan
c/o Zesiger Capital
Group LLC
320 Park Ave
New York, NY
10022
------------------------------------------------------------------------------------------------------------------------------------
City of Stamford          56,428         56,428         76,000          14,250        76,000                             279,106
Firemen's Pension
Fund
c/o Zesiger Capital
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                Common
                                                                                Shares
                                                                  Common        Underlying
                                                   Common         Shares       Conversion of   Common Shares
                                                   Shares       Underlying       Warrants        and Common
                                    Common       Underlying     Conversion       Issued in          Shares           Total
                        Common      Shares       Conversion     of Accruing     Connection       Underlying        Beneficial
                        Shares     Underlying        of          Interest on     with the       Warrants Issued    Ownership
                      Previously  Pre-Existing   convertible    convertible     convertible       as Agent's       Before the
     Name                Held       Warrants     debentures     debentures      debentures      Compensation        Offering
--------------------------------------------------------------------------------------------------------------------------------
Group LLC
320 Park Ave
New York, NY 10022
--------------------------------------------------------------------------------------------------------------------------------
Asphalt Green Inc.(5)     17,571         11,571        16,000           3,000         16,000                              64,142
c/o Zesiger Capital
Group LLC
320 Park Ave
New York, NY
10022
--------------------------------------------------------------------------------------------------------------------------------
William B. Lazar           8,000          8,000        10,400           1,950         10,400                              38,750
c/o Zesiger Capital
Group LLC
320 Park Ave
New York, NY
10022
--------------------------------------------------------------------------------------------------------------------------------
Lazar Foundation          11,571         11,571        16,000           3,000         16,000                              58,142
c/o Zesiger Capital
Group LLC
320 Park Ave
New York, NY
10022
--------------------------------------------------------------------------------------------------------------------------------
Helen Hunt(6)             28,571         11,571        16,000           3,000         16,000                              75,142
c/o Zesiger Capital
Group LLC
320 Park Ave
New York, NY
10022
--------------------------------------------------------------------------------------------------------------------------------
Barrie Ramsay             18,428         18,428        24,000           4,500         24,000                              89,356
Zesiger
c/o Zesiger Capital
Group LLC
320 Park Ave
New York, NY
10022
--------------------------------------------------------------------------------------------------------------------------------
Alexa Zesiger                                           8,000           1,500          8,000                              17,500
Carver
c/o Zesiger Capital
Group LLC
320 Park Ave
New York, NY
10022
--------------------------------------------------------------------------------------------------------------------------------
David Zesiger                                          12,000           2,250         12,000                              26,250
c/o Zesiger Capital
Group LLC
320 Park Ave
--------------------------------------------------------------------------------------------------------------------------------
     ---------------
     5 Includes 6,000 common shares held by the Asphalt Green Defined Contribution Plan.

     6 Includes 17,000 shares held by the Helen Hunt Alternatives Fund, of which Helen Hunt is the President.


                                                                 28


------------------------------------------------------------------------------------------------------------------------------------
                                                                                Common
                                                                                Shares
                                                                  Common        Underlying
                                                   Common         Shares       Conversion of   Common Shares
                                                   Shares       Underlying       Warrants        and Common
                                    Common       Underlying     Conversion       Issued in          Shares           Total
                        Common      Shares       Conversion     of Accruing     Connection       Underlying        Beneficial
                        Shares     Underlying        of          Interest on     with the       Warrants Issued    Ownership
                      Previously  Pre-Existing   convertible    convertible     convertible       as Agent's       Before the
     Name                Held       Warrants     debentures     debentures      debentures      Compensation        Offering
--------------------------------------------------------------------------------------------------------------------------------
New York, NY
10022
--------------------------------------------------------------------------------------------------------------------------------
HBL Charitable            34,142          9,142        12,000           2,250         12,000                              69,534
Unitrust
c/o Zesiger Capital
Group LLC
320 Park Ave
New York, NY
10022
--------------------------------------------------------------------------------------------------------------------------------
Jeanne L. Morency          8,000          8,000        10,400           1,950         10,400                              38,750
c/o Zesiger Capital
Group LLC
320 Park Ave
New York, NY
10022
--------------------------------------------------------------------------------------------------------------------------------
Psychology                 3,428          3,428         4,800             900          4,800                              17,356
Associates
c/o Zesiger Capital
Group LLC
320 Park Ave
New York, NY
10022
--------------------------------------------------------------------------------------------------------------------------------
Peter Looram               5,571          5,571         7,200           1,350          7,200                              26,892
c/o Zesiger Capital
Group LLC
320 Park Ave
New York, NY
10022
--------------------------------------------------------------------------------------------------------------------------------
Meehan Foundation          9,285          9,285        12,800           2,400         12,800                              46,570
c/o Zesiger Capital
Group LLC
320 Park Ave
New York, NY
10022
--------------------------------------------------------------------------------------------------------------------------------
Miriam F. Meehan           20,000                                                                                         20,000
Trust
c/o Zesiger Capital
Group LLC
320 Park Ave
New York, NY
10022
--------------------------------------------------------------------------------------------------------------------------------
Domenic J. Mizio          16,142         16,142        21,600           4,050         21,600                              79,534
c/o Zesiger Capital
Group LLC
320 Park Ave
New York, NY
10022
--------------------------------------------------------------------------------------------------------------------------------
Morgan Trust Co. of       34,571         34,571        46,400           8,700         46,400                             170,642
the Bahamas Ltd as
Trustee U/A/D
11/30/93
--------------------------------------------------------------------------------------------------------------------------------
John Rowan                 2,000                        2,400             450          2,400                               7,250
--------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                Common
                                                                                Shares
                                                                  Common        Underlying
                                                   Common         Shares       Conversion of   Common Shares
                                                   Shares       Underlying       Warrants        and Common
                                    Common       Underlying     Conversion       Issued in          Shares           Total
                        Common      Shares       Conversion     of Accruing     Connection       Underlying        Beneficial
                        Shares     Underlying        of          Interest on     with the       Warrants Issued    Ownership
                      Previously  Pre-Existing   convertible    convertible     convertible       as Agent's       Before the
     Name                Held       Warrants     debentures     debentures      debentures      Compensation        Offering
--------------------------------------------------------------------------------------------------------------------------------
c/o Zesiger Capital
Group LLC
320 Park Ave
New York, NY
10022
--------------------------------------------------------------------------------------------------------------------------------
Susan Iris Halpern        20,714         20,714        28,000           5,250         28,000                             102,678
c/o Zesiger Capital
Group LLC
320 Park Ave
New York, NY
10022
--------------------------------------------------------------------------------------------------------------------------------
Theeuwes Family           54,285          9,285        12,000           2,250         12,000                              89,820
Trust, Felix
Theeuwes Trustee
c/o Zesiger Capital
Group LLC
320 Park Ave
New York, NY
10022
--------------------------------------------------------------------------------------------------------------------------------
Robert K. Winters            714            714           800             150            800                               3,178
c/o Zesiger Capital
Group LLC
320 Park Ave
New York, NY
10022
-----------------------------------------------------------------------------------------------------------------------------------
Francois deMenil          10,428         10,428        12,800           2,400         12,800                              48,856
c/o Zesiger Capital
Group LLC
320 Park Ave
New York, NY
10022
-----------------------------------------------------------------------------------------------------------------------------------
Allan B. and Joanne        9,285          9,285        12,000           2,250         12,000                              44,820
K. Vidinsky 1993
Trust
c/o Zesiger Capital
Group LLC
320 Park Ave
New York, NY
10022
--------------------------------------------------------------------------------------------------------------------------------
Walker Smith                                          497,120          93,210        497,120                            1,087,450
International Fund,
Ltd
300 Crescent Court
Suite 880
Dallas, TX 75201
--------------------------------------------------------------------------------------------------------------------------------
Walker Smith                                           79,360          14,880         79,360                             173,600
Capital L.P.
300 Crescent Court
Suite 880
Dallas, TX 75201
--------------------------------------------------------------------------------------------------------------------------------
Walker Smith                                          423,520          79,410        423,520                             926,450
Capital
(Q.P.) L.P.
300 Crescent Court
--------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                Common
                                                                                Shares
                                                                  Common        Underlying
                                                   Common         Shares       Conversion of   Common Shares
                                                   Shares       Underlying       Warrants        and Common
                                    Common       Underlying     Conversion       Issued in          Shares           Total
                        Common      Shares       Conversion     of Accruing     Connection       Underlying        Beneficial
                        Shares     Underlying        of          Interest on     with the       Warrants Issued    Ownership
                      Previously  Pre-Existing   convertible    convertible     convertible       as Agent's       Before the
     Name                Held       Warrants     debentures     debentures      debentures      Compensation        Offering
--------------------------------------------------------------------------------------------------------------------------------
Suite 880
Dallas, TX 75201
--------------------------------------------------------------------------------------------------------------------------------
WS Opportunity Fund                                   226,640          42,495        226,640                             495,775
Fund
75201International ,
Ltd.
300 Crescent Court
Suite 880
Dallas, TX
--------------------------------------------------------------------------------------------------------------------------------
WS Opportunity                                        167,280          31,365        167,280                             365,925
Fund L.P.
300 Crescent Court
Suite 880
Dallas, TX
--------------------------------------------------------------------------------------------------------------------------------
WS Opportunity                                        206,080          38,640        206,080                             450,800
Fund (Q.P.) L.P.
300 Crescent Court
Suite 880
Dallas, TX
--------------------------------------------------------------------------------------------------------------------------------
Strauss Partners L.P.    141,935        141,935       120,000          22,500        120,000                             546,370
605 3rd Ave
New York, NY
10158-3698
--------------------------------------------------------------------------------------------------------------------------------
Strauss-GEPT              88,479         88,479        80,000          15,000         80,000                             351,958
Partners
605 3rd Ave
New York, NY
10158-3698
--------------------------------------------------------------------------------------------------------------------------------
YMG Private Wealth        20,000        259,998       250,000          46,875        250,000                             826,873
Opportunities Fund
c/o Royal Bank of
Canada
200 Bay St South
Tower S-L Level
Toronto, ON M5J
2J5
--------------------------------------------------------------------------------------------------------------------------------
YMG Capital                                                                                                               71,428
Management
Inc.
c/o Royal Bank of
Canada
200 Bay St South
Tower S-L Level
Toronto, ON M5J
2J5
--------------------------------------------------------------------------------------------------------------------------------
Sherfam Inc.             378,857        715,283       300,000         56,250         300,000                           1,750,390
c/o Royal Bank of
Canada
200 Bay St South
Tower S-L Level
Toronto, ON M5J
2J5
-----------------------------------------------------------------------------------------------------------------------------------
Rise J. Glasenberg         7,000         13,572        55,000         10,313          55,000                             140,885
c/o Investor co.
IFT
#6N0674E
--------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                Common
                                                                                Shares
                                                                  Common        Underlying
                                                   Common         Shares       Conversion of   Common Shares
                                                   Shares       Underlying       Warrants        and Common
                                    Common       Underlying     Conversion       Issued in          Shares           Total
                        Common      Shares       Conversion     of Accruing     Connection       Underlying        Beneficial
                        Shares     Underlying        of          Interest on     with the       Warrants Issued    Ownership
                      Previously  Pre-Existing   convertible    convertible     convertible       as Agent's       Before the
     Name                Held       Warrants     debentures     debentures      debentures      Compensation        Offering
--------------------------------------------------------------------------------------------------------------------------------
77 Bloor Street W
2nd Floor
Toronto, On
M4Y 2T1
--------------------------------------------------------------------------------------------------------------------------------
Kinetic Capital                                       400,000         75,000         400,000                             875,000
"TNT" Limited
Partnership
1460-777 Atornely
Street
Vancouver, BC
V6Z 1S4
--------------------------------------------------------------------------------------------------------------------------------
Hauck and                                             100,000         18,750         100,000                             218,750
Aufhauser
Luxembourg
Deputy Treasurer
23 Avenue dela
Liberte
Luxembourg L-1931
Luxembourg
--------------------------------------------------------------------------------------------------------------------------------
Oppemheim                                             480,000         90,000         480,000                           1,050,000
Prumerica Asset
Management on
behalf of FCP OP
MEDICAL
BioHe@lth-Trends
--------------------------------------------------------------------------------------------------------------------------------
Roth Capital                            556,336                                                           470,833      1,027,169
Partners LLC
11100 Santa Monica
Blvd Suite 800
Los Angeles, CA
90025
--------------------------------------------------------------------------------------------------------------------------------
Research Capital                        448,000                                                           193,800        641,800
Corporation
222 Bay Street Suite
1500
Box 265
Toronto, ON
M5K 1J5
--------------------------------------------------------------------------------------------------------------------------------
Rikare Management                         7,142        30,000          5,625          30,000                              72,767
Inc.
1 Queen Street East,
Suite 2300
Toronto, ON
M5C 2W5
--------------------------------------------------------------------------------------------------------------------------------
                       4,044,535      5,258,863    10,655,000      1,997,813      10,655,000              664,633     33,275,844
                       =========      =========    ==========      =========      ==========              =======     ==========
--------------------------------------------------------------------------------------------------------------------------------

     The following table sets out the names of the person or persons holding voting or dispositive power over the common shares and warrants, if different from the beneficial holder:

------------------------------------------------------------------------------------------
Holder of Common Shares or Warrants                    Person or Persons Holding Voting or
                                                       Dispositive Power over
                                                       the Common Shares and Warrants
------------------------------------------------------------------------------------------
Bristol Investment Fund Ltd.                           Paul Kessler, as the manager of
                                                       Bristol Capital Advisors, LLC,
                                                       investment manager to Bristol
                                                       Investment Fund Ltd.
------------------------------------------------------------------------------------------
Clarion Capital Corporation                            Morton A. Cohen, Chairman

Clarion Offshore Fund

Clarion Partners, L.P.

Dynamic Equity Hedge Fund

------------------------------------------------------------------------------------------
Morton A. Cohen Revocable Living Trust                 Morton A. Cohen as Trustee

------------------------------------------------------------------------------------------
Special Situations Fund III L.P.(7)                    Austin Marxe and David Greenhouse
                                                       as Executive Officers of the
                                                       Investment Advisers to the Funds
Special Situations Cayman Fund, L.P.

Special Situations Private Equity Fund, L.P.

------------------------------------------------------------------------------------------
SF Capital Partners Ltd.                               Michael A. Roth and Brian J. Stark

------------------------------------------------------------------------------------------
Lazar Foundation                                       William B. Lazar as Trustee

------------------------------------------------------------------------------------------
Walker Smith International Fund, Ltd.,                 Patrick P. Walker, Reid S. Walker,
Walker Smith Capital L.P., and Walker Smith            and G. Stacy Smith
Capital (QP) L.P.

------------------------------------------------------------------------------------------
WS Opportunity Fund International, Ltd.,               G. Stacy Smith and Reid S. Walker
WS Opportunity Fund L.P., and WS Opportunity
Fund (QP) L.P.

------------------------------------------------------------------------------------------
Strauss Partners, L.P. and                             Melville Strauss, Managing
Strauss-GEPT Partners                                  Principal

------------------------------------------------------------------------------------------
YMG Private Wealth Opportunities Fund and              Neil Nisker, President,
YMG Capital Management Inc.                            YMG Private Wealth Management

------------------------------------------------------------------------------------------
Sherfam Inc.                                           Barry Sherman, President


------------------------------------------------------------------------------------------
Kinetic Capital "TNT" Limited Partnership              Frank Barker or Dallas Ross as
                                                       General Partners


------------------------------------------------------------------------------------------
Hauck and Aufhauser Luxembourg                         Christian Henkgen and Mario Warmy
                                                       as Officers


------------------------------------------------------------------------------------------

---------------
7 Mr. Robert Matjeles and Mr. John F. Carlson, members of our board of directors, are nominees of the Special Situations Funds.

------------------------------------------------------------------------------------------
Oppenheim Prumerica Asset Management S.a.r.l           Heinz Heisterkamp as Managing
on behalf of FCP OP MEDICAL BioHe@lth-Trends           Director and Julia Brauckmann
                                                       as Senior Associate of Oppenheim
                                                       Prumerica Asset Management S.a.r.l.


------------------------------------------------------------------------------------------
Roth Capital Partners LLC                              Byron Roth and Gordon Roth


------------------------------------------------------------------------------------------
Research Capital Corporation(8)                        Patrick Walsh, CEO, Geoff Whitlaw,
                                                       President, or Jennifer McLaughlin,
                                                       Vice President, Equity Capital
                                                       Markets


------------------------------------------------------------------------------------------

                        UNITED STATES TAX CONSIDERATIONS

          United States Federal Income Tax Considerations

          The following is a description of the principal U.S. federal income tax consequences that may be relevant with respect to the acquisition, ownership and disposition of common shares. This summary addresses only the United States federal income tax considerations of holders that are initial purchasers of the common shares pursuant to the offering and that will hold common shares as capital assets. This summary does not address tax considerations applicable to holders that may be subject to special tax rules, such as financial institutions, insurance companies, real estate investment trusts, regulated investment companies, grantor trusts, dealers or traders in securities or currencies, tax-exempt entities, persons that received common shares as compensation for the performance of services, persons that will hold common shares as part of a "hedging" or "conversion" transaction or as a position in a "straddle" for United States federal income tax purposes, persons that have a "functional currency" other than the United States dollar or holders that own (or are deemed to own) 10% or more (by voting power or value) of the stock of WorldHeart. Moreover, this summary does not address the U.S. federal estate and gift or alternative minimum tax consequences of the acquisition, ownership and disposition of common shares. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), existing, proposed and temporary United States Treasury Regulations and judicial and administrative interpretations thereof, in each case as in effect and available on the date hereof. All of the foregoing are subject to change, which change could apply retroactively and could affect the tax consequences described below.

          For purposes of this summary, a "United States Holder" is a beneficial owner of common shares that, for United States federal income tax purposes, is: (i) a citizen or resident of the United States, (ii) a partnership or corporation created or organized in or under the laws of the United States or any state thereof (including the District of Columbia), (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust if such trust validly elects to be treated as a United States person for United States federal income tax purposes or if (x) a court within the United States is able to exercise primary supervision over its administration and (y) one or more United States persons have the authority to control all of the substantial decisions of such trust. A "Non-United States Holder" is a beneficial owner of common shares that is not a United States Holder.

          If a partnership (or any other entity treated as a partnership for United States federal income tax

     _____________
     8 Mr. William C. Garriock, a member of our board of directors, is a nominee of Research Capital Corporation, the Canadian placement agent in the September 2003 private placement transaction, pursuant to the agency agreement dated September 22, 2003 between Research Capital Corporation and WorldHeart.

     purposes) holds common shares, the tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. Such a partner should consult its tax advisor as to its tax consequences. Prospective purchasers of common shares should consult their own tax advisors with respect to the United States federal, state, local and foreign tax consequences of acquiring, owning or disposing of common shares.

          Distributions

          Subject to the discussion below under "Special Tax Rules - Passive Foreign Investment Company Considerations", the gross amount of any distribution by WorldHeart of cash or property (other than certain distributions, if any, of common shares distributed pro rata to all shareholders of WorldHeart) with respect to common shares, before reduction for any Canadian taxes withheld therefrom, will be includible in income by a United States Holder as dividend income to the extent such distributions are paid out of the current or accumulated earnings and profits of WorldHeart as determined under United States federal income tax principles. Subject to the discussion below under "Special Tax Rules - Passive Foreign Investment Company Considerations," non-corporate U.S. Holders generally may be taxed on dividend distributions made in taxable years beginning before December 31, 2008 at the lower rates applicable to long term capital gains (i.e., gains with respect to capital assets held for more than one year). Such non-corporate U.S. holders must satisfy certain holding period and risk requirements in order to qualify for the lower rates. Such dividends will not be eligible for the dividends received deduction generally allowed to corporate United States Holders. Subject to the discussion below under "Special Tax Rules - Passive Foreign Investment Company Considerations", to the extent, if any, that the amount of any distribution by WorldHeart exceeds WorldHeart's current and accumulated earnings and profits as determined under United States federal income tax principles, it will be treated first as a tax-free return of the United States Holder's adjusted tax basis in the common shares and thereafter as capital gain. The Corporation does not maintain calculations of its earnings and profits under United States federal income tax principles.

          Any such dividend paid in Canadian dollars will be included in the gross income of a United States Holder in an amount equal to the United States dollar value of the Canadian dollar on the date of receipt. The amount of any distribution of property other than cash will be the fair market value of such property on the date of distribution.

          Dividends received by a United States Holder with respect to common shares will be treated as foreign source income, which may be relevant in calculating such holder's foreign tax credit limitation. Subject to certain conditions and limitations, Canadian tax withheld on dividends may be deducted from taxable income or credited against a United States Holder's United States federal income tax liability. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by WorldHeart generally will constitute "passive income," or, in the case of certain United States Holders, "financial services income."

          Subject to the discussion below under "Backup Withholding Tax and Information Reporting Requirements," a Non-United States Holder of common shares generally will not be subject to United States federal income or withholding tax on dividends received on common shares, unless such income is effectively connected with the conduct by such Non-United States Holder of a trade or business in the United States.

          Sale or Exchange of Common Shares

          Subject to the discussion below under "Special Tax Rules - Passive Foreign Investment Company Considerations", a United States Holder generally will recognize gain or loss on the sale or exchange of common shares equal to the difference between the amount realized on such sale or exchange and the

     United States Holder's adjusted tax basis in the common shares. Such gain or loss will be capital gain or loss. In the case of a non-corporate
     United States Holder, the maximum marginal United States federal income tax rate applicable to such gain will be lower than the maximum marginal United States federal income tax rate applicable to ordinary income (other than certain dividends) if such United States Holder's holding period for such common shares exceeds one year. Gain or loss, if any, recognized by a United States Holder generally will be treated as United States source income or loss for United States foreign tax credit purposes. The deductibility of capital losses is subject to limitations.

          The initial tax basis of common shares to a United States Holder will be the U.S. dollar value of the Canadian dollar denominated purchase price determined on the date of purchase. If the common shares are treated as traded on an "established securities market," a cash basis United States Holder (or, if it elects, an accrual basis United States Holder) will determine the dollar value of the cost of such common shares by translating the amount paid at the spot rate of exchange on the settlement date of the purchase. The conversion of U.S. dollars to Canadian dollars and the immediate use of that currency to purchase common shares generally will not result in taxable gain or loss for a United States Holder.

          With respect to the sale or exchange of common shares, the amount realized generally will be the U.S. dollar value of the payment received determined on (i) the date of receipt of payment in the case of a cash basis United States Holder and (ii) the date of disposition in the case of an accrual basis United States Holder. If the common shares are treated as traded on an "established securities market," a cash basis taxpayer (or, if it elects, an accrual basis taxpayer) will determine the U.S. dollar value of the amount realized by translating the amount received at the spot rate of exchange on the settlement date of the sale.

          Subject to the discussion below under "Backup Withholding Tax and Information Reporting Requirements," a Non-United States Holder of common shares generally will not be subject to United States federal income or withholding tax on any gain realized on the sale or exchange of such common shares unless (i) such gain is effectively connected with the conduct by such Non-United States Holder of a trade or business in the United States or (ii) in the case of any gain realized by an individual Non-United States Holder, such holder is present in the United States for 183 days or more in the taxable year of such sale or exchange and certain other conditions are met.

     Special Tax Rules

          Passive Foreign Investment Company Considerations.

          A Non-United States corporation will be classified as a "passive foreign investment company" (a PFIC) for U.S. federal income tax purposes in any taxable year in which, after applying certain look-through rules, either (i) at least 75 percent of its gross income is "passive income" or
     (ii) at least 50 percent of the average value of its gross assets is attributable to assets that produce "passive income" or are held for the production of passive income. Passive income for this purpose generally includes dividends, interest, royalties, rents and gains from commodities and securities transactions.

          The Corporation believes that it was not a PFIC for the calendar year 2003. Based on certain estimates of its gross income and gross assets and the nature of its business, WorldHeart believes that it will not be classified as a PFIC for its current taxable year. The Corporation's status in future years will depend on its assets and activities in those years. The Corporation has no reason to believe that its assets or activities will change in a manner that would cause it to be classified as a PFIC, but there can be no assurance that WorldHeart will not be considered a PFIC for any taxable year. If WorldHeart were a PFIC, a United States Holder of common shares generally would be subject to imputed interest charges and other disadvantageous tax treatment (including, the denial of the taxation of such dividends at the lower rates applicable to long-term capital gains, as discussed above under "Distributions") with respect to any gain from the sale or exchange of, and certain distributions with respect to, the common shares.

     If WorldHeart were a PFIC, a United States Holder of common shares could make a variety of elections that may alleviate the tax consequences referred to above, and one of these elections may be made retroactively. However, it is expected that the conditions necessary for making certain of such elections will not apply in the case of the common shares. United States Holders should consult their own tax advisors regarding the tax consequences that would arise if WorldHeart were treated as a PFIC.

          Controlled Foreign Corporation Considerations

          A non-United States corporation will be classified as a controlled foreign corporation (a "CFC") for United States federal income tax purposes in any taxable year of such corporation in which more than 50% of either
     (1) the total combined voting power of all classes of stock of such corporation entitled to vote, or (2) the total value of the stock of such corporation is owned or considered owned (e.g., through the ownership of our warrants or convertible debentures), on any day during such taxable year, by United States persons who own or are considered to own 10% or more of the total combined voting power of all classes of stock entitled to vote of such corporation ("Ten Percent Shareholders"). The CFC rules provide that, even if the CFC has made no distributions to its shareholders, each Ten Percent Shareholder of a CFC is required to include in income each year such Ten Percent Shareholder's pro rata share of the CFC's Subpart F income and investment of earnings in United States property.

          Backup Withholding Tax and Information Reporting Requirements

          United States backup withholding tax and information reporting requirements generally apply to certain payments to certain non-corporate holders of stock. Information reporting generally will apply to payments of dividends on, and to proceeds from the sale or redemption of, common shares to a holder of common shares (other than an "exempt recipient," including a corporation, a payee that is not a United States person that provides an appropriate certification and certain other persons). A payor will be required to withhold backup withholding tax from any payments of dividends on, or the proceeds from the sale or redemption of, common shares to a holder (other than an "exempt recipient") if such holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with, or establish an exemption from, such backup withholding tax requirements. Payments to a holder of common shares that is not a United States person will not be subject to backup withholding tax and information reporting requirements if an appropriate certification is provided by the holder of common shares to the payor and the payor does not have actual knowledge or a reason to know that the certificate is incorrect. The backup withholding tax rate is 28% for years through 2010.

          In the case of such payments made to a foreign simple trust, a foreign grantor trust or a foreign partnership (other than payments to a foreign simple trust, a foreign grantor trust or a foreign partnership that qualifies as a "withholding foreign trust" or a "withholding foreign partnership" within the meaning of certain United States Treasury Regulations and payments to a foreign simple trust, a foreign grantor trust or a foreign partnership that are effectively connected with the conduct of a trade or business in the United States), the beneficiaries of the foreign simple trust, the persons treated as the owners of the foreign grantor trust or the partners of the foreign partnership, as the case may be, will be required to provide the certification discussed above in order to establish an exemption from backup withholding tax and information reporting requirements. Moreover, a payor or middleman may rely on a certification provided by a payee that is not a United States person only if such payor or middleman does not have actual knowledge or a reason to know that any information or certification stated in such certificate is incorrect.

          THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSEQUENCES RELATING TO ACQUISITION, OWNERSHIP AND DISPOSITION OF COMMON SHARES. PROSPECTIVE PURCHASERS OF COMMON SHARES SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE TAX CONSEQUENCES OF THEIR PARTICULAR SITUATIONS.

                           CANADIAN TAX CONSIDERATIONS

          Canadian Federal Income Tax Considerations

          The following summary describes the principal Canadian federal income tax consequences of the acquisition, ownership and disposition of common shares generally applicable to holders of common shares of WorldHeart ("Common Shares") who are residents of the United States ("U.S. Holders") for the purposes of the Canada-United States Income Tax Convention (1980) (the "Convention"), who are not residents of Canada for the purposes of the Income Tax Act (Canada) (the "Tax Act"), who hold their Common Shares as capital property, who deal at arm's length and are not affiliated with WorldHeart for the purposes of the Tax Act and who do not use or hold and are not deemed to use or hold such Common Shares in connection with a business carried on in Canada. Special rules that are not described in this summary may apply to a U.S. Holder that is an insurer. Common Shares will generally be considered to be capital property to a U.S. Holder unless they are held in the course of carrying on a business of buying and selling securities or were acquired in a transaction considered to be an adventure in the nature of trade.

          This summary is based upon the provisions of the Tax Act, the regulations thereunder (the "Regulations") and the Convention, all as in effect on the date hereof, all specific proposals to amend the Tax Act and the Regulations publicly announced by or on behalf of the Minister of Finance prior to the date hereof (the "Proposals") and WorldHeart's understanding of the current administrative and assessing practices of the Canada Customs and Revenue Agency ("CCRA"). Other than the Proposals, this summary does not take into account or anticipate any changes in law or CCRA administrative and assessing practices, whether by legislative, governmental or judicial decision or action, nor does it take into account or consider other federal or any provincial, territorial or foreign tax laws or considerations, which may differ from the Canadian federal income tax law or considerations described herein. There can be no assurance that the Proposals will be enacted as proposed or at all. This summary also assumes that the Common Shares will be listed on a prescribed stock exchange (including the TSX) at all relevant times.

          This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular U.S. Holder. Accordingly, U.S. Holders should consult with their own tax advisors for advice with respect to their own particular circumstances.

          Dispositions

          A U.S. Holder will not be subject to tax in Canada on any capital gain realized on a disposition of Common Shares, provided that the shares do not constitute "taxable Canadian property" of the U.S. Holder. The Common Shares will not generally constitute taxable Canadian property of a U.S. Holder unless, at any time within the 60-month period immediately preceding the disposition, the U.S. Holder, persons with whom the U.S. Holder did not deal at arm's length or the U.S. Holder together with all such persons owned 25% or more of the issued shares of any series or class of the capital stock of WorldHeart.

          Dividends

          Dividends paid or credited or deemed to be paid or credited to a U.S. Holder in respect of the Common Shares will generally be subject to Canadian withholding tax on the gross amount of the dividends. Under the Convention, the rate of Canadian withholding tax which would apply on dividends paid by WorldHeart to a U.S. Holder is generally (i) 5% with respect to dividends paid if the beneficial owner of the dividends is a company which owns at least 10% of the voting stock of WorldHeart and (ii) 15% in all other cases.

          A purchase of Common Shares of a U.S. Holder by WorldHeart (other than by a purchase in the open market in the manner in which shares are normally purchased by a member of the public) will give rise to a deemed dividend to such U.S. Holder equal to the amount paid by WorldHeart on the purchase in excess of the paid-up capital of such shares, determined in accordance with the Tax Act. Any such dividend deemed to have been received by a U.S. Holder will be subject to non-resident withholding tax as described above. The amount of any such deemed dividend will reduce, for Canadian tax purposes, the proceeds of disposition to a U.S. Holder of Common Shares for the purposes of computing the amount of such U.S. Holder's capital gain arising on the disposition.

          THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSEQUENCES RELATING TO ACQUISITION, OWNERSHIP AND DISPOSITION OF COMMON SHARES. PROSPECTIVE PURCHASERS OF COMMON SHARES SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE TAX CONSEQUENCES OF THEIR PARTICULAR SITUATIONS.

                               MATERIAL CONTRACTS

          On June 30, 2000, we entered into a distribution agreement with Edwards whereby Edwards would be the sole distributor, except in the United States, of our heart assist and heart replacement products for a period of five years commencing July 1, 2000. As a result of the distribution agreement, WorldHeart is obligated to pay Edwards a minimum annual fee of $2 million less the actual gross margin for the duration of the agreement. On June 30, 2000, we also entered into a supply agreement with Edwards whereby Edwards would be the sole supplier of certain components of our heart assist products for a period of five years.

          On December 31, 2003, WorldHeart amended its distribution agreement with Edwards. Since WorldHeart's acquisition of Novacor in 2000, Edwards had been responsible for worldwide distribution of our Novacor LVAS and associated hardware with the exception of the United States where WorldHeart sells directly. In an effort to have greater control over its sales, distribution and customer support WorldHeart entered into the amendment in order to take direct responsibility for worldwide distribution of the Novacor LVAS and related products worldwide with the exception of Japan, where Edwards will continue to be the exclusive distributor for WorldHeart. In conjunction with this arrangement, WorldHeart and Edwards entered into a transition services agreement on December 31, 2003, under which for a period of three months Edwards would assist WorldHeart until WorldHeart's European operations were fully functional. WorldHeart also entered into an interim distribution agreement with a Netherlands company, referred to in this prospectus as the interim European distributor, which commenced on December 31, 2003 and terminated on June 30, 2004. The interim European distributor provided WorldHeart with distribution capabilities in Europe until WorldHeart's European distribution infrastructure was in place and operational. In order to allow the interim European distributor to service the European market without interruption, the interim European distributor purchased all of Edwards' Novacor LVAS and related equipment inventory as at December 31, 2003 which totalled approximately (euro)2.0 million and which may be resold only to customers of WorldHeart, at WorldHeart-negotiated terms. WorldHeart, upon request from the Interim European Distributor, was required to purchase any unsold inventory that was acquired from Edwards. In 2003, WorldHeart repurchased a total of $1,551,324 in inventory from the European Distributor.

          On June 30, 2000, we issued 1,374,570 Series A Shares to Edwards Lifesciences (U.S.) Inc. for $20 million that were convertible at Edward's option after June 30, 2006 into 196,367 post-consolidation common shares (representing a per share conversion price of $101.85), plus additional common shares for the accumulated but unpaid dividends to the date of conversion, without payment of additional consideration. These preferred shares are non-voting. Edwards could nominate one director of WorldHeart pursuant to a shareholders agreement. These shares were callable for cash at the face amount plus accumulated but unpaid dividends at our option at any time up to June 30, 2007, at which time they were mandatorily redeemable for the face amount of $20.0 million plus accumulated dividends. Dividends accumulate at 5% per year for the first three years and 10% per year for years four through seven.

          On September 22, 2003, we entered into a Conversion Agreement with Edwards Lifesciences (U.S.) Inc. which provided that, subject to shareholder approval, WorldHeart would acquire for cancellation the 1,374,570 Series A Shares of WorldHeart held by Edwards Lifesciences (U.S.) Inc. by issuing to Edwards Lifesciences (U.S.) Inc. upon the conversion of those shares, 500,000 common shares of WorldHeart and 1,000,000 warrants, each exercisable for one common share of WorldHeart. On November 25, 2003, WorldHeart's shareholders approved an amendment to the Articles of Incorporation of WorldHeart to permit the conversion of 1,374,570 Series A Shares of WorldHeart into 500,000 common shares and warrants to acquire 1,000,000 common shares at an exercise price of Cdn$8.05 per share, expiring November 27, 2008. On November 26, 2003, WorldHeart filed Articles of Amendment to amend the terms of the Series A Shares and on November 27, 2003 Edwards Lifesciences (U.S.) Inc. converted its 1,374,570 Series A shares into 500,000 common shares and warrants to acquire 1,000,000 common shares.

          On May 24, 2000, WorldHeart, Edwards, Novacor and World Heart Inc. entered into a contribution agreement pursuant to which WorldHeart acquired the assets and liabilities of Novacor from Edwards through World Heart Inc. On May 24, 2000, WorldHeart and Edwards also entered into an exchange agreement pursuant to which Edwards received the right for one year following the second anniversary of the issuance to it of 4,981,128 Series A cumulative participating preferred shares of World Heart Inc. to require us to exchange those shares for an equal number of WorldHeart common shares. On May 8, 2002, WorldHeart and Edwards amended the exchange agreement and the contribution agreement to extend the period of time within which Edwards could require the exchange of shares to two years and to extend the commencement date of the exchange window by one year. As consideration for the extension of this period, Edwards agreed that the dividend payable on its preferred shares would be decreased by one percent effective July 1, 2002. On September 22, 2003, WorldHeart and Edwards amended the exchange agreement to shorten the commencement date of the exchange window by one year and Edwards exchanged the 4,981,128 Series A cumulative participating preferred shares of World Heart Inc. for 711,589 common shares.

          In November 2001, WorldHeart was approved for a grant from Technology Partners Canada (TPC) pursuant to a TPC agreement with the Minister of Industry for Canada. The amount received pursuant to this grant was Cdn$9.98 million in connection with the prototype development and clinical trials of HeartSaver. These costs are subject to audit by Industry Canada. WorldHeart was initially required to pay TPC a royalty equal to 1% of gross revenues from the first version of HeartSaver for a period of six years from commencement of commercial sales. As part of the agreement, TPC received 650,000 warrants for 92,857 common shares of WorldHeart, exercisable until December 2006 at an exercise price of Cdn$46.27 per share. On May 21, 2003, the agreement was amended in order to allow changes in the HeartSaver development program to be considered eligible costs. TPC's royalty was also amended to .65% of consolidated gross business revenues for a period commencing in January 2004 and ending in January 2012. In the event that cumulative royalty payments have not reached Cdn$26.4 million by this date, the royalty period will continue for a further three years or until the cumulative royalties reach Cdn$26.4 million, whichever comes first.

          On December 19, 2001, pursuant to a private placement, we issued 3,027,000 special warrants for net proceeds of Cdn$14,886,649 after deducting expenses of the placement of Cdn$1,761,851. Each special warrant was convertible without additional consideration into one common share of WorldHeart and one warrant to purchase one common share, resulting in the issuance of 432,428 common shares and 432,428 common share warrants. Each warrant was exercisable at a price of Cdn$42.07 per share until January 24, 2004, but expired unexercised. In connection with the private placement of the special warrants, on December 19, 2001, we entered into an underwriting agreement with Yorkton Securities Inc. and First Associates Investments Inc. We granted the underwriters and agents 157,490 warrants to acquire an aggregate of 157,490 underwriters' compensation options. On a post-consolidation basis, seven such options entitled the holder to acquire one common share of WorldHeart, for a total of 22,498 common shares, and one underwriters' underlying warrant, for a total of 22,498 underlying warrants at an exercise price of Cdn$42.35 per share. The underwriters' compensation options are exercisable for a four-year period ending December 19, 2005. Each underwriters' underlying warrant entitled the holder to acquire one common share at an exercise price of Cdn$42.07 per share until December 19, 2003, however these warrants expired unexercised.

          In connection with the December 19, 2001 transaction, on January 17, 2002, we filed a final short-form prospectus with Canadian securities regulatory authorities to qualify the 432,428 common shares and 432,428 warrants assumable upon the exercise of the special warrants and 157,490 underwriters' compensation options assumable upon the exercise of the underwriters' warrants. All of the special warrants were deemed to have been exercised by the holders on January 24, 2002.

          In connection with the formation of 2007262 Ontario Inc. on December 19, 2001 we entered into an asset transfer agreement with 2007262 Ontario Inc. pursuant to which WorldHeart sold to 2007262 Ontario Inc. certain technology in exchange for 100,000 Series 2 preferred shares of 2007262 Ontario Inc. and a promissory note in the amount of Cdn$2,000,000. The promissory note was repaid to WorldHeart from the proceeds of Series 1 preferred shares of 2007262 Ontario Inc., subscribed for by New Generation Biotech (Equity) Inc. or "NewGen." The balance of the Series 1 preferred share proceeds were used to improve and enhance the technology transferred by WorldHeart. On January 31, 2003, and pursuant to the terms of the agreement, NewGen redeemed the Series 1 preferred shares for 91,000 common shares and 91,000 warrants. Each warrant was exercisable into one common share of WorldHeart at a price of Cdn$42.07 at any time up to January 24, 2004, however these warrants expired unexercised.

          On December 18, 2002, we entered into a Cdn$2,000,000 non-revolving term credit agreement. The loan had a maturity of June 18, 2003 and an interest rate of 2% per month. The loan was collateralized by a general security agreement granting a security interest in all of our assets. We issued 28,571 warrants, to the lender, each warrant being exercisable for one common share of WorldHeart at a price of Cdn$9.10 per share exercisable until December 18, 2007. This loan was repaid in full on January 28, 2003 and the security agreements were discharged.

          In separate transactions on January 3, 2003 and January 8, 2003, we completed private placements totaling 2,343,750 units at a price of Cdn$1.28 per unit for gross proceeds of Cdn$3,000,000 (issue costs were Cdn$384,728). Each unit comprised one pre-consolidation common share and one warrant to purchase a pre-consolidation common share, for a total of 334,821 common shares and 334,821 warrants. Each warrant is exercisable into one common share at an exercise price of Cdn$11.20 per share for a period of five years. In association with the transaction we also granted 33,482 broker warrants, to the placement agent. Each broker warrant is exercisable at a price of Cdn$11.20 per share into one common share and one compensation warrant at any time prior to December 31, 2004. Each compensation warrant is exercisable into one common share of WorldHeart at a price of Cdn$11.20 per common share at any time prior to December 31, 2007.

          On January 28, 2003, we entered into a senior loan agreement for loans totaling Cdn$7,000,000 and a subordinated loan agreement for loans totaling Cdn$3,000,000 and an intercreditor agreement. The loans were originally scheduled to mature on July 31, 2003 and bear interest rates of 18% per annum payable monthly in arrears. The loans were to be repaid in full on the earlier of the maturity date or the completion of a replacement financing. These loans were amended to extend the maturity date from July 31, 2003 to August 15, 2003 and then further extended to September 23, 2003. The loans were repaid on September 23, 2003. We paid the lenders a fee of 4% and issued them a total of 428,571 warrants, with each warrant exercisable into one common share of WorldHeart for a period of five years at a price of Cdn$11.20 per share. As collateral for the loans, we entered into general security agreements granting a security interest in all of our assets. Upon repayment of the loans, the security agreements were discharged.

          On April 2, 2003, we issued 142,857 common shares, at a price of Cdn$11.20 per share for gross proceeds of Cdn$1,600,000 pursuant to the exercise of previously issued warrants with an expiry date of January 2, 2008. As compensation for the early exercise of the warrants an additional 251,428 warrants were issued. These warrants are exercisable into common shares of WorldHeart at Cdn$11.20 per share until April 2, 2008.

          On July 23, 2003, we entered into a Note Purchase Facility Agreement with Export Development Canada to assist WorldHeart in its export marketing activities by permitting customers outside of Canada to pay for purchases by issuing a note payable at an agreed future date, with Export Development Canada purchasing the note from WorldHeart. The facility is for a maximum of $4,000,000 and will carry an interest rate as set for each note purchase by Export Development Canada, payable semi-annually in arrears.

          On July 30, 2003, we issued Senior Subordinated convertible debentures in the principal amount of Cdn$1,200,000, guaranteed by World Heart Inc. The debentures had a maturity date of October 29, 2003 and were convertible at the holder's option into common shares of WorldHeart for Cdn$1 per share. The debentures were callable by us at any time after September 15, 2003, upon payment of the outstanding principal amount plus accrued interest, subject to the prior right of the holders to convert. The debentures had an interest rate of 14% per annum, and, in connection with the sale, warrants to purchase 171,428 common shares at an exercise price of Cdn$8.40 per share for a period of three years were issued. As security for the debentures, we entered into a general security agreement granting a security interest in all of our assets. The debentures were repaid, in full, on September 23, 2003 and on September 24, 2003 and the security agreements were discharged.

          On September 4, 2003, we entered into a Bridge Loan Agreement for a loan of Cdn$1,000,000. The loan bore interest at a rate of 14% per annum payable monthly in arrears and was repayable, in full, at the earlier of the completion of a financing event and October 22, 2003. The loan also carried a fee of 4%, payable at the time of repayment, and in connection with the loan we issued 118,571 warrants with each warrant exercisable into one common share of WorldHeart at a price of Cdn$8.40 per share exercisable until October 16, 2006. This loan was repaid, in full, on September 23, 2003.

          On September 10, 2003, we entered into the Novacor Liquidating Trust Buyout Agreement which provided WorldHeart with a right to repurchase, upon the payment of $1,500,000, the Novacor

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

     Liquidating Trust's entitlement to royalties on revenues generated from the sale of our Novacor LVAS and equipment. On September 22, 2003 we exercised our repurchase right.

          On September 23, 2003, we completed a private placement in Canada and the United States of 74,699,458 units at a price of Cdn$0.85 per unit for gross proceeds of Cdn$63,492,980 (issue costs were Cdn$6,692,980). Each unit comprised one pre-consolidation common share and one warrant to purchase a pre-consolidation common share of WorldHeart, representing a total of 10,671,351 common shares, and 10,671,351 warrants. Each warrant is exercisable into one common share at an exercise price of Cdn$8.05 per share (subject to adjustment as provided by the terms of the warrant and warrant indenture) until September 22, 2008. In association with the transaction we also granted 1,004,336 agents' warrants to the agents. Each agents' warrant is exercisable at a price of Cdn$8.05 per share into one common share for a period of five years. As part of the private placement, WorldHeart entered into, on September 23, 2003, a registration rights agreement with the purchasers of units in the United States in which we agreed to register the common shares and the common shares that are issuable upon exercise of the warrants held by them. On October 22, 2003, we filed a registration statement on Form F-3 (File No. 333-109876) with the SEC, which the SEC declared effective on October 30, 2003. On December 23, 2003 we filed a registration statement on Form F-3 (File No. 333-111512) with the SEC, which the SEC declared effective on February 4, 2004 to register the common shares and the common shares issuable upon the exercise of the warrants held by the Canadian purchasers in the private placement completed in September 2003. We also agreed to use commercially reasonable efforts to cause that registration statement to remain continuously effective until the earlier of (i) such date as all of the securities that can be sold under the prospectus which forms a part of that registration statement by the selling securityholders have been sold, and
     (ii) such time as the securities covered by the prospectus which forms a part of that registration statement are no longer subject to restrictions on resale as provided in Rule 144(k) under the Securities Act of 1933. We agreed, in the U.S. purchase agreement, that we would prepare and submit to Nasdaq an application to list our common shares on the Nasdaq SmallCap Market. On March 18, 2004 our common shares were relisted on the Nasdaq National Market.

          We also entered into a warrant indenture with CIBC Mellon Trust Company, as warrant agent, which sets forth the terms and conditions of the warrants issued to the purchasers of units in Canada and the United States and an agency agreement with the Canadian agent, Research Capital Corporation which set forth certain representations and warranties and terms and conditions with respect to the issue of units to purchasers in Canada.

          On July 28, 2004, we entered into a severance agreement with Roderick
     M. Bryden, former CEO and President of WorldHeart. Pursuant to the severance agreement, Mr. Bryden received a severance amount of Cdn.$689,180 which has been paid in full.

                              EXPENSES OF THE ISSUE

          We will pay the following estimated expenses (not including underwriting discounts and commissions and expenses reimbursed by us) to be incurred in connection with the issuance and distribution of the common shares to which this prospectus relates. Other than the SEC filing fee, all of these expenses are estimated.

          SEC filing fee....................................         $3,584.34
          Accounting fees and expenses......................        $25,000.00
          Legal fees and expenses ..........................        $50,000.00
          Printing and engraving expenses...................         $1,000.00
          Miscellaneous ....................................         $1,000.00
          Total ............................................        $80,584.34

                                  SHARE CAPITAL

          The authorized share capital of WorldHeart consists of an unlimited number of common shares without par value and an unlimited number of preferred shares without par value, issuable in series. As of October 8, 2004, there are 15,744,526 common shares outstanding.

          Common Shares

          The common shares entitle the holders thereof to one vote at meetings of the shareholders of WorldHeart, except meetings at which only the holders of another class or series of shares are entitled to vote and, subject to the prior rights of holders of any preferred shares, to receive any dividends declared by the board of directors and to receive the property of WorldHeart upon liquidation, dissolution or winding up. All outstanding common shares and preferred shares are fully paid and non-assessable.

          On November 25, 2003, the shareholders of WorldHeart approved an amendment to the Articles of Incorporation of WorldHeart to consolidate our common shares on the basis of one new common share for seven existing common shares. On December 1, 2003, WorldHeart filed Articles of Amendment effecting the share consolidation. The numbers presented in this section are presented with the numbers of common shares and common share prices adjusted retroactively to reflect the consolidation of common shares on a one-for-seven basis.

          As at January 1, 2001, a total of 2,159,631 common shares were issued, outstanding, and fully paid.

     Common shares issued during the past three fiscal years and the current fiscal year to date are described below:

          2001

          During the period beginning September 17, 2001 and ending October 12, 2001, a total of 24,900 common shares were repurchased by us and cancelled, at a price of Cdn$34.16 per share, for a total gross and net cost to us of Cdn$850,584.

          On December 19, 2001, we completed a private placement of 3,027,000 special warrants at a per-unit price of Cdn$5.50, for total net proceeds of Cdn$14,886,649 after deducting issue costs of Cdn$1,761,851. Each special warrant was convertible into one pre-consolidation common share and, on a post-consolidated basis, in January 2002, the special warrants were converted into a total of 432,428 common shares and 432,428 warrants at an exercise price of Cdn$42.07 per share for a period of two years.

          2002

          No common shares were issued.

          2003

          In January 2003, we completed, on a pre-consolidated basis, a private placement of 2,343,750 units at a per-unit price of Cdn$1.28, for total net proceeds of Cdn$2,615,272 after deducting issue costs of Cdn$384,728. Each unit was comprised of one pre-consolidation common share and one pre-consolidation warrant to purchase a common share, being a total of 334,821 common shares and 334,821 warrants for a period of five years at a price of Cdn$11.20 per share

          On January 31, 2003, and pursuant to the terms of an asset transfer agreement between us and 2007262 Ontario Inc., New Generation Biotech (Equity) Fund Inc. exchanged Series 1 preferred shares of 2007262 Ontario Inc. for 91,000 common shares of WorldHeart and 91,000 warrants of WorldHeart at an exercise price of Cdn$42.07 per share expiring January 24, 2004. Net proceeds to us totaled Cdn$3,420,016 after deducting issue costs of Cdn$83,485.

          On April 2, 2003, we issued 142,857 common shares at a price of Cdn$11.20 per share for net proceeds of Cdn$1,568,242 after deducting transaction costs of Cdn$31,758, pursuant to the exercise of previously issued warrants with an expiry date of January 2, 2008.

          On September 23, 2003, we completed, on a pre-consolidated basis, a private placement of 74,699,548 units, of which 35,756,000 units were sold to Canadian purchasers at a per-unit price of Cdn$0.85, and 38,943,548 units were sold to purchasers in the United States at a per-unit price of approximately CdnUS$0.62, for total net proceeds of Cdn$56,800,000 after deducting issue costs of Cdn$6,692,980. A total of 10,671,364 common shares and an equivalent number of warrants were issued as a result of this transaction.

          On September 22, 2003, we issued 711,589 common shares in exchange for 4,981,128 Series A cumulative participating preferred shares of World Heart Inc., a subsidiary of WorldHeart, held by Edwards.

          On November 27, 2003, we issued 500,000 common shares and 1,000,000 warrants, exercisable at Cdn$8.05 per share expiring November 27, 2008 to Edwards Lifesciences (U.S.) Inc. on conversion of 1,374,750 Series A Shares of WorldHeart.

          On December 12, 2003, we issued 5,000 common shares on the exercise of warrants at a price of Cdn$8.40, for total gross proceeds of Cdn$42,000.

          2004

          On March 3, 2004, we issued 250,000 common shares on the exercise of warrants at a price of Cdn$8.05, for total gross proceeds of Cdn$2,012,500.

          On September 15, 2004, we issued 470,833 common shares as agent's commission relating to the sale of convertible debentures and warrants.

          As of October 9, 2004, 15,744,526 common shares were outstanding.

          Preferred Shares

          The board of directors has the authority to issue an unlimited number of preferred shares, issuable in series, and to determine prior to any such issuance the price, rights, preferences privileges and restrictions, including voting rights, of those shares without any further vote or action by the shareholders. Preferred shares may, at the discretion of the board of directors, be entitled to preference over the common shares and any other shares ranking junior to the preferred shares with respect to the payment of dividends and distribution of assets in the event of liquidation, dissolution or winding up. If any cumulative dividends or amounts payable on return of capital are not paid in full, preferred shares of all issued series would participate rateably in accordance with the amounts that would be payable on such shares if all such dividends were declared and paid in full or the sums which would be payable on such shares on the return of capital if all amounts so payable were paid in full, as the case may be. As of October 8, 2004, there are no preferred shares issued or outstanding.

          On May 24, 2000, WorldHeart and Edwards entered into an exchange agreement pursuant to which Edwards received the right for one year following June 30, 2002 to require WorldHeart to exchange 4,981,128 Series A cumulative participating preferred shares of World Heart Inc. issued to it on June 30, 2000 for an equal number of WorldHeart common shares. On May 8, 2002, WorldHeart and Edwards amended the exchange agreement to extend the period of time within which Edwards may require the exchange of shares to two years and to extend the commencement date of the exchange window to June 30, 2003. As consideration for the extension of this period, Edwards agreed that the dividend payable on its preferred shares of World Heart Inc. would be decreased by one percent effective July 1, 2002.

          On June 30, 2000, we issued Series A Shares to Edwards Lifesciences (U.S.) Inc. for $20.0 million that were convertible at Edwards Lifesciences (U.S.) Inc.'s option after June 30, 2006 into 1,374,570 pre-consolidation common shares (representing a per share conversion price of $14.55). These preferred shares were non-voting except that Edwards could nominate one director of WorldHeart. These shares were callable for cash at the face amount plus accumulated but unpaid dividends at our option at any time up to June 30, 2007, at which time they were to be mandatorily redeemable for the face amount of $20.0 million plus accumulated dividends. Dividends accumulated at 5% per year for the first three years and 10% per year for years four through seven.

          On September 22, 2003, WorldHeart and Edwards amended the exchange agreement to shorten the commencement date of the exchange window by one year and Edwards converted 4,981,128 Series A cumulative participating preferred shares of World Heart Inc. into 711,589 common shares on September 22, 2003.

          On September 22, 2003, we entered into a Conversion Agreement with Edwards Lifesciences (U.S.) Inc. that provided that, subject to shareholder approval, WorldHeart would acquire for cancellation the 1,374,570 Series A Shares of WorldHeart held by Edwards Lifesciences (U.S.) Inc. by issuing to Edwards Lifesciences (U.S.) Inc. upon the conversion of those shares, 500,000 common shares of WorldHeart and 1,000,000 warrants, each exercisable for one common share of WorldHeart at Cdn$8.05.

          On November 25, 2003, WorldHeart's shareholders approved an amendment to the Articles of Incorporation of WorldHeart to permit the conversion of 1,374,570 Series A Shares of WorldHeart held by Edwards Lifesciences (U.S.) Inc. into 500,000 common shares and warrants to acquire 1,000,000 common shares at an exercise price of Cdn$8.05 per share, expiring November 27, 2008. Further to the approval of the shareholders, on November 26, 2003, WorldHeart filed Articles of Amendment to amend the rights and privileges of the Series A Shares and on November 27, 2003 Edwards Lifesciences (U.S.) Inc. converted its 1,374,570 Series A shares into 500,000 common shares and warrants to acquire 1,000,000 common shares.

                                    DIVIDENDS

          To date, we have not paid any dividends on our common shares. Our policy at the present time is to retain earnings for corporate purposes. The payment of dividends in the future will depend on the earnings and financial condition of WorldHeart and on such other factors as the board of directors may consider appropriate.

                                     EXPERTS

          The consolidated financial statements of WorldHeart as of December 31, 2003 and December 31, 2002, and the consolidated statements of loss, shareholders' equity (deficiency) and cash flows for the years ended December 31, 2003, December 31, 2002 and December 31, 2001, have been incorporated herein by reference in reliance upon the report of PricewaterhouseCoopers LLP independent auditors, as indicated in their reports with respect thereto, and included herein in reliance on the authority of that firm as experts in accounting and auditing in giving those reports. WorldHeart's lawyers own less than .001% of the issued and outstanding common shares of WorldHeart.

                       ENFORCEABILITY OF CIVIL LIABILITIES

          We are a corporation organized under the laws of the Province of Ontario, Canada. Several of our directors, controlling persons and officers, and the experts named in this prospectus, are residents of Canada, and a substantial portion of their assets and a majority of our assets are located outside of the United States. As a result, it may be difficult for investors to effect service of process within the United States upon the directors, controlling persons, officers and experts who are not residents of the United States or to enforce against them judgments of courts of the United States based upon the civil liability under the Federal securities laws of the United States. McCarthy Tetrault LLP, our Canadian counsel, has advised us that there is doubt as to the enforceability in Canada against WorldHeart or against any of its directors, controlling persons, officers or experts, who are not residents of the United States, in original actions or in actions for enforcement of judgments of United States courts, of liabilities based solely upon the Federal securities laws of the United States.

                             ADDITIONAL INFORMATION

          We have filed with the Securities and Exchange Commission a registration statement on Form F-3 under the Securities Act of 1933, with respect to the resale of the common shares described in this prospectus. This prospectus, which constitutes a part of that registration statement, does not contain all of the information contained in that registration statement and its exhibits. For further information with respect to us and our common shares, you should consult the registration statement and its exhibits. The registration statement and any of its amendments, including exhibits filed as part of the registration statement or an amendment to the registration statement, are available for inspection and copying through the entities listed below.

                       WHERE YOU CAN GET MORE INFORMATION

          We are subject to the informational requirements of the Securities Exchange Act of 1934 applicable to foreign private issuers and fulfill the obligations of these requirements by filing reports with the Securities and Exchange Commission. As a foreign private issuer, we are exempt from the rules under the Exchange Act relating to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the Securities and Exchange Commission as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we file with the Securities and Exchange Commission, within six months after the end of each fiscal year, an annual report on Form 20-F containing financial statements examined and reported on, with an opinion expressed, by an independent public accounting firm. In addition, we furnish the following types of information to the Securities and Exchange Commission under cover of Form 6-K:

          o material information we otherwise make publicly available in reports that we file with regulatory authorities in Canada;
          o    material information that we file with the Toronto Stock
               Exchange; and
          o    material information we distribute to our shareholders in Canada.

          You may read and copy the registration statement, including the related exhibits, the documents incorporated by reference into this prospectus and any document we file with the Securities and Exchange Commission, without charge at the Securities and Exchange Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional office at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room. In addition, the registration statement and the documents incorporated by reference into this prospectus are publicly available through the web site maintained by the Securities and Exchange Commission at www.sec.gov.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

          The SEC allows us to "incorporate by reference" into this prospectus information from other documents that we file with them, which means that we can disclose important information by referring to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c) or 15(d) of the Exchange Act (including reports on Form 6-K, if we identify in those reports that they are being incorporated by reference into this prospectus) until we have sold all of the common shares to which this prospectus relates or the offering is otherwise terminated. Each of the following documents are incorporated by reference on a pre-consolidation basis:

          o our Annual Report on Form 40-F for the year ended December 31, 2003; and
          o our Reports on Form 6-K furnished to the SEC on January 7, 2004, January 16, 2004, January 22, 2004, January 29, 2004, February 5, 2004, February 12, 2004, February 17, 2004, February 18, 2004,
               March 4, 2004, March 10, 2004, March 15, 2004, March 16, 2004,
               March 18, 2004, April 13, 2004, April 19, 2004, April 20, 2004,
               April 23, 2004, April 29, 2004, May 10, 2004, May 11, 2004, May
               12, 2004, May 17, 2004, June 9, 2004, July 12, 2004, July 29,
               2004, July 30, 2004, August 4, 2004, August 4, 2004, August 13,
               2004, August 13, 2004,

               August 16, 2004, August 26, 2004, September 14, 2004,
               September 17, 2004, October 7, 2004 and October 14, 2004.

          Each of these filings is available in electronic format, through the SEC's website at www.sec.gov. You may also request a copy of these filings, at no cost, by writing or telephoning us. Any requests should be directed to:

                          Mark Goudie
                          Vice President, Finance and Chief Financial Officer 1 Laser Street
                          Ottawa, Ontario K2E 7V1
                          (613) 226-4278

                                  LEGAL MATTERS

          The validity of the common shares offered hereby will be passed upon by McCarthy Tetrault LLP, Ottawa, Canada.

                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 8. Indemnification of Directors and Officers.

        The Business Corporations Act (Ontario) (the "OBCA") permits a corporation to indemnify a director or officer against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which such director or officer is made a party by reason of his or her status as a director or officer where the director or officer acted honestly and in good faith with a view to the best interests of WorldHeart, and in the case of a criminal or administrative action or proceeding enforced by monetary penalty, the director or officer had reasonable grounds for believing that his or her conduct was lawful. The OBCA requires WorldHeart to so indemnify such director or officer who has been substantially successful on the merits of his or her defense of such action or proceeding.

        WorldHeart's By-laws provide that WorldHeart shall indemnify present and former directors and officers of WorldHeart and any person who acts or who has acted at WorldHeart's request as a director or officer of a body corporate of which WorldHeart is or was a shareholder or creditor, and may indemnify any person made a party or threatened to be made a party to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, or administrative, by reason of the fact that such person is or was a shareholder or creditor, against all costs, charges and expenses, including an amount paid to settle an action or to satisfy a judgment, reasonably incurred by such person in any civil, criminal and administrative proceeding to which he is made a party by reason of such position, if such person (i) acted honestly and in good faith with a view to the best interests of WorldHeart and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful, unless the same are incurred by his own willful neglect or default, provided that nothing in the By-laws shall relieve any director or officer of any liability imposed upon him by the OBCA, and otherwise to the extent permitted by the OBCA.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

Item 9. Exhibits.

Exhibit
Number                         Description of Documents

4.1            Form of Common Share Certificate (Incorporated by reference to
               Exhibit 4.1 to WorldHeart's Registration Statement on Form F-3 dated December 23, 2003)

4.2 Form of Registration Rights Agreement between the Registrant and the purchasers named therein dated as of September 15, 2004

4.3 Warrant Indenture between the Registrant and CIBC Mellon Trust Company dated as of September 15, 2004

4.4 Form of U.S. Purchase Agreement for convertible debentures and Warrants dated as of September 15, 2004

4.5 Agency Agreement between the Registrant and Research Capital Corporation dated as of September 15, 2004

4.6            Form of 3% Unsecured Convertible Debentures due September 15,
               2009

4.7 Form of Registration Rights Agreement between the Registrant and the purchasers named therein dated September 22, 2003 (Incorporated by reference to Exhibit 4.2 to WorldHeart's Registration Statement on Form F-3, dated October 22, 2003)

4.8 Warrant Indenture between the Registrant and CIBC Mellon Trust Company dated September 22, 2003 (Incorporated by reference to
               Exhibit 4.3 to WorldHeart's Registration Statement on Form F-3, dated October 22, 2003)

4.9 Form of U.S. Purchase Agreement for Units (Incorporated by reference to Exhibit 4.4 to WorldHeart's Registration Statement on Form F-3, dated October 22, 2003)

4.10 Agency Agreement between the Registrant and Research Capital Corporation dated September 22, 2003 (Incorporated by reference to Exhibit 4.5 to WorldHeart's Registration Statement on Form F-3, dated October 22, 2003)

5.1 Opinion of McCarthy Tetrault LLP as to the legality of the common shares being registered hereby

23.1           Consent of PricewaterhouseCoopers LLP

23.2 Consent of McCarthy Tetrault LLP (Included in their opinion filed as Exhibit 5.1 hereto)

24.1 Power of Attorney (included on signature page of this Registration Statement)

Item 10.Undertakings.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 14th day of October, 2004.



                                           WORLD HEART CORPORATION


                                           By:      /s/ D. Mark Goudie
                                              ----------------------------------
                                              Name:  D. Mark Goudie
                                              Title: Vice President, Finance and
                                                     Chief Financial Officer

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                               Title
        ----------                               -----

By:      /s/ Jal S. Jassawalla            Chief Executive Officer
   -------------------------------
Name:   Jal S. Jassawalla
Date: October 14, 2004




By:      /s/ D. Mark Goudie               Chief Financial Officer and Director
   ------------------------------         (Principal Financial Officer and
Name:   D. Mark Goudie                    Principal Accounting Officer)
Date: October 14 , 2004




By:                                       Chairman of the Board of Directors
   -------------------------------
Name:   C. Ian Ross
Date:




By:    /s/ Robert J. Majteles             Director
   -------------------------------
Name:   Robert J. Majteles
Date: October 14, 2004




By:    /s/ William C. Garriock            Director
   -------------------------------
Name:   William C. Garriock
Date: October 14, 2004


By:    /s/ John F. Carlson                Director
   -------------------------------
Name:   John F. Carlson
Date: October 14, 2004

                            AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of the Securities Act of 1933, the undersigned certifies that it is the duly authorized United States representative of World Heart Corporation and has duly caused this Registration Statement to be signed on behalf of it by the undersigned, thereunto duly authorized, on October 14, 2004.

                                           WORLD HEART INC.

                                           By:       /s/ D. Mark Goudie
                                              ---------------------------------
                                              Name:  D. Mark Goudie
                                              Title: Vice President, Finance

                                 EXHIBIT INDEX

Exhibit
Number                      Description of Documents
-------                     ------------------------

4.1          Form of Common Share Certificate (Incorporated by reference to
             Exhibit 4.1 to WorldHeart's Registration Statement on Form F-3 dated December 23, 2003)

4.2 Form of Registration Rights Agreement between the Registrant and the purchasers named therein dated as of September 15, 2004

4.3 Warrant Indenture between the Registrant and CIBC Mellon Trust Company dated as of September 15, 2004

4.4 Form of U.S. Purchase Agreement for convertible debentures and Warrants dated as of September 15, 2004

4.5 Agency Agreement between the Registrant and Research Capital Corporation dated as of September 15, 2004

4.6          Form of 3% Unsecured Convertible Debentures due September 15, 2009

4.7 Form of Registration Rights Agreement between the Registrant and the purchasers named therein dated September 22, 2003 (Incorporated by reference to Exhibit 4.2 to WorldHeart's Registration Statement on Form F-3, dated October 22, 2003)

4.8 Warrant Indenture between the Registrant and CIBC Mellon Trust Company dated September 22, 2003 (Incorporated by reference to
             Exhibit 4.3 to WorldHeart's Registration Statement on Form F-3, dated October 22, 2003)

4.9 Form of U.S. Purchase Agreement for Units (Incorporated by reference to Exhibit 4.4 to WorldHeart's Registration Statement on Form F-3, dated October 22, 2003)

4.10 Agency Agreement between the Registrant and Research Capital Corporation dated September 22, 2003 (Incorporated by reference to
             Exhibit 4.5 to WorldHeart's Registration Statement on Form F-3, dated October 22, 2003)

5.1 Opinion of McCarthy Tetrault LLP as to the legality of the common shares being registered hereby

23.1         Consent of PricewaterhouseCoopers LLP

23.2 Consent of McCarthy Tetrault LLP (Included in their opinion filed as Exhibit 5.1 hereto)

24.1         Power of Attorney (included on signature page of this Registration
             Statement)


------------------------